EXHIBIT 10.1


                            STOCK PURCHASE AGREEMENT

                                  BY AND AMONG

                            VENTSHADE HOLDINGS, INC.,
                    THE PERSONS LISTED ON SCHEDULE A HERETO,
                     LUND INTERNATIONAL HOLDINGS, INC., AND
                               NEW HOLDINGS, INC.


                          DATED AS OF DECEMBER 11, 1998

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                                TABLE OF CONTENTS

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ARTICLE I    PURCHASE AND SALE
         SECTION 1.1  Agreement to Sell and Purchase Capital Stock; Consideration...............................  1
         SECTION 1.2  Redemption of Preferred Stock.............................................................  3
         SECTION 1.3  Adjustments...............................................................................  3
         SECTION 1.4  Closing...................................................................................  5

ARTICLE II   REPRESENTATIONS AND WARRANTIES OF SELLERS
         SECTION 2.1  Title to Shares...........................................................................  5
         SECTION 2.2  Due Authorization.........................................................................  6
         SECTION 2.3  Consents and Approvals; Authority.........................................................  6

ARTICLE III  REPRESENTATIONS AND WARRANTIES OF THE COMPANY
         SECTION 3.1  Corporate Existence and Power; Capitalization; Subsidiaries...............................  6
         SECTION 3.2  Due Authorization.........................................................................  7
         SECTION 3.3  No Conflicts; Consents....................................................................  8
         SECTION 3.4  Charter Documents and Corporate Records...................................................  8
         SECTION 3.5  Financial Information.....................................................................  8
         SECTION 3.6  Liabilities...............................................................................  9
         SECTION 3.7  Company Receivables.......................................................................  9
         SECTION 3.8  Inventories...............................................................................  9
         SECTION 3.9  Absence of Certain Changes................................................................  9
         SECTION 3.10 Properties; Title......................................................................... 11
         SECTION 3.11 Contracts................................................................................. 12
         SECTION 3.12 Intangible Property and Warranties........................................................ 12
         SECTION 3.13 Claims and Proceedings.................................................................... 14
         SECTION 3.14 Taxes..................................................................................... 14
         SECTION 3.15 Employee Benefit Plans.................................................................... 18
         SECTION 3.16 Employee-Related Matters.................................................................. 22
         SECTION 3.17 Insurance................................................................................. 22
         SECTION 3.18 Compliance with Laws...................................................................... 23
         SECTION 3.19 Permits................................................................................... 23
         SECTION 3.20 Environmental Matters..................................................................... 23
         SECTION 3.21 Customers and Suppliers................................................................... 24
         SECTION 3.22 Potential Conflicts of Interest........................................................... 25
         SECTION 3.23 Finders' Fees............................................................................. 25
         SECTION 3.24 Depositaries; Powers of Attorney, Etc..................................................... 25
         SECTION 3.25 Y2K....................................................................................... 25
         SECTION 3.26 Disclosure................................................................................ 25

ARTICLE IV   REPRESENTATIONS AND WARRANTIES OF PARENT
               AND PURCHASER
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
         SECTION 4.1  Authority Relative to This Agreement...................................................... 26
         SECTION 4.2  No Conflicts; Consents.................................................................... 26
         SECTION 4.3  Corporate Existence and Power............................................................. 27
         SECTION 4.4  Finders' Fees............................................................................. 27
         SECTION 4.5  Investment................................................................................ 27
         SECTION 4.6  Equity Funding............................................................................ 27
         SECTION 4.7  Tax Returns............................................................................... 27
         SECTION 4.8  Disclaimer of Other Representations and Warranties;
                      Disclosure; Bring-Down.................................................................... 27

ARTICLE V    COVENANTS AND AGREEMENTS PRIOR TO AND
             SUBSEQUENT TO CLOSING
         SECTION 5.1  Conduct of Business....................................................................... 28
         SECTION 5.2  Corporate Examinations and Investigations................................................. 29
         SECTION 5.3  Additional Financial Statements........................................................... 30
         SECTION 5.4  Consents, Filings and Authorizations; Efforts to Consummate............................... 30
         SECTION 5.5  Negotiations With Others.................................................................. 31
         SECTION 5.6  Notices of Certain Events................................................................. 31
         SECTION 5.7  Public Announcements...................................................................... 32
         SECTION 5.8  Confidentiality........................................................................... 32
         SECTION 5.9  Expenses.................................................................................. 34
         SECTION 5.10 Supplements to Disclosure Schedules....................................................... 34
         SECTION 5.11 HSR Act................................................................................... 34
         SECTION 5.12 Further Assurances........................................................................ 34
         SECTION 5.13 Tax Matters............................................................................... 35

ARTICLE VI   CONDITIONS TO CLOSING
         SECTION 6.1  Conditions to the Obligations of Sellers and Purchaser ................................... 35
         SECTION 6.2  Conditions to the Obligations of Seller................................................... 35
         SECTION 6.3  Conditions to the Obligations of Parent and Purchaser .................................... 36

ARTICLE VII  TERMINATION
         SECTION 7.1  Termination............................................................................... 39
         SECTION 7.2  Effect of Termination; Right to Proceed................................................... 40

ARTICLE VIII INDEMNIFICATION
         SECTION 8.1  Survival of Representations and Warranties ............................................... 41
         SECTION 8.2  Obligation of Sellers to Indemnify........................................................ 41
         SECTION 8.3  Obligation of Parent and Purchaser to Indemnify .......................................... 41
         SECTION 8.4  Notice and Opportunity to Defend Third Party Claims ...................................... 41
         SECTION 8.5  Limitation on Indemnification; Payment of Indemnification
                      Amounts................................................................................... 42

ARTICLE IX  MISCELLANEOUS
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                                      -ii-

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
         SECTION 9.1  Notices................................................................................... 44
         SECTION 9.2  Entire Agreement.......................................................................... 45
         SECTION 9.3  Waivers and Amendments; Non-Contractual Remedies;
                      Preservation of Remedies.................................................................. 45
         SECTION 9.4  Governing Law............................................................................. 46
         SECTION 9.5  Consent to Jurisdiction and Service of Process;
                      Waiver of Jury Trial...................................................................... 46
         SECTION 9.6  Binding Effect; No Assignment............................................................. 47
         SECTION 9.7  Exhibits.................................................................................. 47
         SECTION 9.8  Severability.............................................................................. 47
         SECTION 9.9  Counterparts.............................................................................. 47

ARTICLE X   DEFINITIONS
         SECTION 10.1  Definitions.............................................................................. 47
         SECTION 10.2  Interpretation........................................................................... 54
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                                     -iii-
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                                    EXHIBITS

Exhibit A         -       Form of Escrow Agreement

Exhibit B         -       Form of Opinion of Counsel to Parent and Purchaser

Exhibit C         -       Nondisclosure and Nonsolicitation Agreement

Exhibit D         -       Form of Nonforeign Certificate

Exhibit E         -       Form of Release Agreement

Exhibit F         -       Form of Opinion of Counsel to Seller

Exhibit G         -       Form of Consent to Assignment and Estoppel Certificate

                            STOCK PURCHASE AGREEMENT


         AGREEMENT, dated as of December 11, 1998, by and among VENTSHADE HOLDINGS, INC., a Delaware corporation (the "Company"), THE PERSONS LISTED ON SCHEDULE A HERETO (each, a "Seller", and collectively, "Sellers"), LUND INTERNATIONAL HOLDINGS, INC., a Delaware corporation ("Parent"), and NEW HOLDINGS, INC., a Delaware corporation ("Purchaser").

                                 R E C I T A L S

         1. The Company and its only subsidiary, Auto Ventshade Company, a Delaware corporation (the "Subsidiary"), are in the business of manufacturing and selling various consumer products in the automobile and light truck accessory markets to automobile manufacturers and local, national and international distributors and retailers (collectively, the "Business").

         2. Sellers desire to sell and transfer to Purchaser, and Purchaser desires to purchase and acquire from Sellers, all of Sellers' right, title and interest in and to 100% of the issued and outstanding capital stock of the Company (the "Acquisition").

         3. In furtherance of the consummation of the Acquisition and the other transactions contemplated hereby (the "Other Contemplated Transactions"), the parties hereto desire to enter into this Agreement (certain capitalized terms used herein have the respective meanings set forth in Article X).

         NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged, the parties hereto agree as follows:


                                    ARTICLE I
                                PURCHASE AND SALE

         SECTION 1.1 AGREEMENT TO SELL AND PURCHASE CAPITAL STOCK; CONSIDERATION. (a) Subject to the terms and conditions of this Agreement, at the Closing each Seller shall sell, assign, convey, transfer and deliver to Purchaser, and Purchaser shall purchase, acquire and take assignment and delivery of, all of each such Seller's right, title and interest in and to those shares set forth opposite the name of each such Seller on Schedule A (collectively, the "Purchased Shares"). The parties hereto agree that the aggregate purchase price to be paid at Closing by Purchaser in consideration of the Purchased Shares will be equal to (i) $66,875,000 less (ii) the sum of the amounts specified in paragraph (b) below (the "Purchase Price").
Purchaser shall pay the Purchase Price as follows:

                  (i) at the Closing, $3,000,000 (the "Escrowed Funds") into an escrow account (the "Escrow") for the purpose of securing Sellers' indemnification obligations pursuant to Article VIII, with such $3,000,000 to be paid in accordance with the terms of an escrow agreement (the "Escrow Agreement") in substantially the form and to the effect of Exhibit A;

                  (ii) at the Closing, an amount equal to the difference between
(A) the Purchase Price and (B) the sum of the Escrow Funds and the $875,000 described in paragraph (iii) below (the "Net Purchase Price") by wire transfer to the Representative; and

                  (iii) $875,000 by wire transfer to the Representative not later than 90 days after the Closing Date; provided, however, that if, prior to 90 days after the Closing Date, the Company shall have received a federal income tax refund primarily as a result of the payment of the Sale Bonus and the Phillips 1994 Employment Agreement Termination Payment, then Purchaser shall pay to the Representative the amount of such refund up to $875,000 within one (1) business day after the receipt thereof. The parties hereto acknowledge and agree that if such refund shall be less than $875,000, then such deficiency shall be paid by Purchaser not later than 91 days after the Closing Date. The Company shall specify in the IRS Form 4466 requesting such refund that such refund be remitted to the Escrow Agent (as defined in the Escrow Agreement).

         (b) In addition, at the Closing, Purchaser shall cause the Company to pay, or shall pay on behalf of the Company, the following amounts:

                  (i) all principal of, interest on, premium, if any, expenses and other amounts owing to the senior lenders under the Credit Agreement as such amounts are set forth in the pay-off and discharge letter by such lenders and delivered to the Company and Purchaser at the Closing (the "Senior Lender Pay-Off Letter");

                  (ii) all principal of, interest on, premium, if any, expenses and other amounts owing to JZ in respect of the JZ Purchase Agreement as such amounts are set forth in the pay-off and discharge letter by JZ and delivered to the Company and Purchaser at the Closing (the "JZ Pay-Off Letter");

                  (iii) all principal of, interest on, premium, if any, expenses and other amounts owing with respect to interest-bearing indebtedness of the Company and the Subsidiary (other than as set forth in items (i) and (ii) above) as such amounts are set forth in pay-off and discharge letters delivered to the Company and Purchaser at the Closing;

                  (iv) the redemption price, including all accrued and unpaid dividends through the Closing Date, in respect of the Company's Preferred Stock as such amounts are set forth in the pay-off and discharge letters by the holders of the Company's Preferred Stock and delivered to the Company and Purchaser at the Closing (the "Preferred Stock Pay-Off Letters");

                  (v) (A) all accrued and unpaid management and consulting fees and expenses under the TJC Consulting Agreement, and (B) all transaction fees and expenses payable to The Jordan Company LLC in connection with investment banking and financial advisory fees under the TJC Consulting Agreement with respect to this Agreement, the Acquisition and the Other Contemplated Transactions as such amounts are set forth in the payoff and discharge letter by TJC Management Corporation and delivered to the Company and Purchaser at the Closing (the "TJC Pay-Off Letter");

                  (vi) transaction fees and expenses incurred or payable by or on behalf of the Company and the Subsidiary in connection with this Agreement, the Acquisition and the Other Contemplated Transactions, including those of Bowles Hollowell Conner & Co. set forth in a pay-off and discharge letter delivered to the Company and Purchaser (the "BHC Pay-Off Letter") and of all attorneys, accountants, actuaries, consultants, experts or other professionals, if any, engaged by or on behalf of the Company and the Subsidiary in connection with this Agreement and the Other Contemplated Transactions;

                  (vii) the Sale Bonus;

                  (viii) the Phillips 1994 Employment Agreement Termination Payment; and

                  (ix) any Taxes (federal, state, local or foreign) required to be withheld or paid by the Company with respect to any of the payments set forth in Sections 1.1(b)(iv), (vii) and (viii).

         (c) At the Closing, the Representative shall pay to each Seller such Seller's Ownership Percentage of the Net Purchase Price. The Representative will deliver to Sellers a certificate setting forth (i) the Net Purchase Price and
(ii) each of the amounts paid to Sellers pursuant to the preceding sentence.

         SECTION 1.2 REDEMPTION OF PREFERRED STOCK. (a) At the Closing, the Company will redeem in full the Nonvoting Preferred Stock and Special Voting Preferred Stock, and each Seller who is a holder of such Preferred Stock shall, in connection with its redemption in full, deliver to the Company the stock certificates evidencing its Preferred Stock, and the Company shall cancel such stock certificates upon such redemption in full. Each Seller who is a holder of Nonvoting Preferred Stock or Special Voting Preferred Stock agrees that such redemption, including the concurrent payment of all accrued and unpaid dividends through the Closing Date, constitutes full performance of all obligations of the Company in respect of the Nonvoting Preferred Stock and Special Voting Preferred Stock.

         (b) For purposes of this Agreement, the number of Purchased Shares held by each Seller and the Ownership Percentage of each Seller shall assume the consummation of the redemption of all Preferred Stock contemplated by this
Section 1.2.

     SECTION 1.3 ADJUSTMENTS. (a) The Purchase Price will be subject to adjustment as provided in this Section 1.3. The Company's Working Capital as of the Closing Date will be calculated based on the Audited Balance Sheet as hereinafter defined. The Purchase Price shall be decreased by the amount by which Working Capital as so calculated is less than $11,167,231 (the "Working Capital Decrease Amount") or increased by the amount by which Working Capital as so calculated is greater than $12,167,231 (the "Working Capital Increase Amount"). For purposes hereof, "Working Capital" means the amount equal to (i) the Company's current assets (excluding cash and cash equivalents) less (ii) the Company's current liabilities (excluding (x) all Company Debt, amounts due under the TJC Consulting Agreement and all other amounts due under Section 1.1(b) to the extent such amounts would be included in current liabilities, (y) accrued income taxes and (z) liabilities arising as a result of the matters set forth in
Section 3.9(i) of the Company Letter and the third paragraph of Section 3.12(b) of the Company Letter), with the foregoing items (i) and (ii) to be determined in accordance with GAAP, consistently applied. Included in Section 1.3 of the Company Letter is an example of the Working Capital calculation based upon the Company's balance sheet as of November 30, 1998, which Working Capital was $11,667,231. The Purchase Price also shall be increased by the amount of cash or cash equivalents, if any, less the amount of overdrafts, if any, each as included on the Audited Balance Sheet (the "Cash Increase Amount"); provided, however, that if the amount of overdrafts, if any, exceeds the amount of cash and cash equivalents, then Sellers shall pay the amount of such excess (the "Cash Decrease Amount") to Purchaser.

         (b) (i) As soon as practicable after the Closing Date, Purchaser will cause PricewaterhouseCoopers LLP, independent accountants, to prepare an audited balance sheet of the Company as of the Closing Date, prepared on a pro forma basis after giving effect to the Acquisition and the Other Contemplated Transactions (the "Audited Balance Sheet"). The Audited Balance Sheet will be prepared in accordance with GAAP consistently applied and, among other things, shall set forth (i) the Working Capital as of its date, and (ii) the Working Capital Decrease Amount, Working Capital Increase Amount, Cash Decrease Amount or Cash Increase Amount, if any. The costs and expenses incurred in connection with preparation of the Audited Balance Sheet shall be borne by Purchaser. Purchaser shall use commercially reasonable efforts to cause the completion of the Audited Balance Sheet and to deliver the Audited Balance Sheet to the Representative within sixty (60) days of the Closing Date.

                  (ii) Within thirty (30) days after receipt of the Audited Balance Sheet, the Representative shall deliver a written notice (the "Objection Notice") to Purchaser stating whether Sellers have any objections to the Audited Balance Sheet, describing in detail any objections thereto. Sellers hereby agree to work diligently with, and to cause the Representative to work diligently with, Parent and Purchaser to resolve any such objections. The failure by the Representative to give the Objection Notice (or written notification from Representative that it has no objection to the Audited Balance Sheet) shall constitute acceptance and approval of the Audited Balance Sheet and the proposed adjustments to the Purchase Price set forth therein, if any, and shall be final and binding upon the parties hereto.

                  (iii) The parties hereto shall promptly consult with each other and their respective Agents with respect to any objections by Representative pursuant to the Objection Notice and shall use reasonable efforts to resolve all such objections within thirty

(30) days after delivery by Representative of the Objection Notice. If any objections remain unresolved after the end of such 30-day period, the parties hereto promptly shall retain (or one of them if the others fail to jointly retain after a written notice) Arthur Andersen LLP (the "Resolving Accounting Firm") to resolve any remaining disputes concerning the Audited Balance Sheet. The parties hereto, and their respective Agents, shall cooperate fully with the Resolving Accounting Firm. The parties hereto shall give, and shall cause their respective Agents to give, the Resolving Accounting Firm and its Agents such reasonable assistance and access to the Assets and books and records of the Company, and any applicable work papers, schedules and other documents, as the Resolving Accounting Firm reasonably shall request. The Resolving Accounting Firm shall be directed to resolve all disputes within thirty (30) calendar days after being retained by the parties hereto, and a resolution of the Resolving Accounting Firm shall be final and binding on the parties hereto. Fees and expenses of the Resolving Accounting Firm shall be paid one-half by Purchaser and one-half by Sellers and shall be payable upon completion of the Resolving Accounting Firm's work. For purposes of this Section 1.3, the Audited Balance Sheet shall be deemed to be the statement finally determined after all disputes have been resolved as provided herein.

                  (iv) To the extent there is a Working Capital Decrease Amount, a Working Capital Increase Amount, a Cash Decrease Amount or a Cash Increase Amount in accordance with the provisions of Section 1.3(c)(iii), then such adjustments shall be paid within three (3) days after resolution of all disputes relating to the Audited Balance Sheet pursuant to Section 1.3(d), (i) in the case of a Working Capital Increase Amount or a Cash Increase Amount, by Parent by wire transfer to such account as the Representative may designate, (ii) in the case of a Working Capital Decrease Amount, by Sellers by wire transfer from the Escrowed Funds to such account as Parent or Purchaser may designate, and
(iii) in the case of a Cash Decrease Amount by Sellers by wire transfer to such account as Parent or Purchaser may designate.

     SECTION 1.4 CLOSING. The closing (the "Closing") of the Acquisition and the Other Contemplated Transactions shall take place at the offices of Thelen Reid & Priest LLP, New York, New York, 40 West 57th Street, New York, New York 10019, at 10:00AM, local time, on December 22, 1998, or at such other time or place as the parties hereto shall agree, but no later than January 15, 1999. The date of the Closing is hereinafter called the "Closing Date."
 The parties hereto hereby agree to deliver at the Closing such documents, certificates of officers and such other instruments as are specified in Article VI hereof and as reasonably may be required to effect the transfer by Sellers of the Purchased Shares pursuant to and as contemplated by this Agreement and to consummate the Acquisition and the Other Contemplated Transactions. All events which shall occur at the Closing shall be deemed to occur simultaneously.


                                   ARTICLE II
                    REPRESENTATIONS AND WARRANTIES OF SELLERS

         Each Seller (severally and on behalf of himself, herself or itself only) hereby represents and warrants to Parent and Purchaser, as of the date hereof and as of the Closing Date (as if each such representation and warranty was remade on the Closing Date), that as to such Seller, except as set forth in Section 2 of the Company Letter:

     SECTION 2.1 TITLE TO SHARES. (a) The shares of Common Stock and
Preferred Stock, respectively, as set forth opposite each Person's name on Schedule A and Schedule B are owned respectively by such Person, free and clear of any and all Liens (other than restrictions on transfer arising under applicable securities law) and, immediately prior to the Closing, will be owned respectively by such Person, free and clear of any and all Liens (other than restrictions on transfer arising under applicable securities law). In the aggregate, the Persons listed on Schedule A and Schedule B are and, immediately prior to the Closing, will be the holders of record of all of the outstanding capital stock of the Company.

         (b) There are no options, warrants, rights, convertible securities or other agreements or commitments obligating such Seller, with respect to the shares of capital stock of the Company owned by such Seller, to transfer or sell, or cause the issuance, transfer or sale of, any shares of capital stock of the Company.

     SECTION 2.2 DUE AUTHORIZATION. Each Seller has duly and validly executed and delivered this Agreement and has duly and validly executed and delivered (or prior to or at the Closing will duly and validly execute and deliver) the other Transaction Documents to which it is a party. This Agreement constitutes the legal, valid and binding obligation of each Seller and the other Transaction Documents of such Seller, upon execution and delivery by or on behalf of such Seller (including by the Representative pursuant to the Representative Agreement), will constitute legal, valid and binding obligations of such Seller, in each case, enforceable against such Seller in accordance with their respective terms, except as such obligations and their enforceability may be limited by applicable bankruptcy and other similar Laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefor may be brought (whether at law or in equity).

     SECTION 2.3 CONSENTS AND APPROVALS; AUTHORITY. Except for filings under the HSR Act, the execution, delivery and performance by such Seller of this Agreement and the respective other Transaction Documents to which such Seller is a party will not (a) violate or conflict with any Law or Order of any Governmental Body against, or binding upon, such Seller, (b) require any filing or registration by such Seller with, or consent or approval with respect to such Seller of, any Governmental Body, or (c) violate or conflict with or result in a breach or default under any Contract to which such Seller is a party or by which any of such Seller's Assets or properties are bound.


                                   ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to Parent and Purchaser, as of the date of this Agreement and as of the Closing Date (as if each such representation and warranty was remade on the Closing Date), that:

     SECTION 3.1 CORPORATE EXISTENCE AND POWER; CAPITALIZATION; SUBSIDIARIES.
(a) The Company and the Subsidiary each is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite power and all material Permits required to own, lease and operate its respective properties and to conduct the Business as currently conducted. Except in any such jurisdiction where failure to so qualify would not have a Material Adverse Effect, the Company and the Subsidiary each is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, which jurisdictions are listed in Section 3.1 of the Company Letter.

         (b) The entire authorized capital stock of the Company consists of (A) 400,000 shares of Common Stock, $1.00 par value per share (the "Common Stock"), consisting of (i) 200,000 shares of Class A Common Stock ("Class A Common Stock") and (ii) 200,000 shares of Class B Common Stock ("Class B Common Stock"), and (B) 10,001 shares of Preferred Stock, par value $.01 per share, consisting of (i) 10,000 shares of Nonvoting Preferred Stock ("Nonvoting Preferred Stock") and (ii) one share of Special Voting Preferred Stock ("Special Voting Preferred Stock"). Of such authorized shares, (A) (i) 54,000 shares of Class A Common Stock are issued and outstanding and (ii) 45,000 shares of Class B Common Stock are issued and outstanding, (B) (i) 2,150 shares of Nonvoting Preferred Stock are issued and outstanding and (ii) one share of Special Voting Preferred Stock is issued and outstanding. All of the outstanding shares of the Company's capital stock are validly issued, fully paid and nonassessable, and no shares were issued in violation of the preemptive rights of any stockholder. At the Closing, the aggregate number of Purchased Shares shall represent all of the outstanding shares of the Company's capital stock. The entire authorized capital stock of the Subsidiary consists of 10,000 shares of Common Stock, $1.00 par value per share, of which 1,000 shares are issued and outstanding. All outstanding shares of the Subsidiary are owned by the Company, free and clear of any and all Liens and are validly issued, fully paid and nonassessable.

         (c) Except as set forth in Section 3.1 of the Company Letter, there are no options, warrants, rights, convertible securities or other agreements or commitments obligating any Seller, the Company or the Subsidiary to issue, transfer or sell, or cause the issuance, transfer or sale of, any shares of capital stock of the Company or the Subsidiary or to make any payments in respect of the value of any shares of the Company or the Subsidiary.

         (d) Except for the Subsidiary, the Company has not owned and does not own any subsidiaries and does not directly or indirectly own any interest or investment in any other Person.

     SECTION 3.2 DUE AUTHORIZATION. The Company has full power, capacity and authority to execute and deliver this Agreement and each other Transaction Document to which it is a party and to consummate the Acquisition and the Other Contemplated Transactions. No other proceedings on the part of the Company (or any other Person) are necessary to authorize the execution and delivery by or on behalf of the Company of this Agreement or the other

Transaction Documents to which it is a party or the consummation of the Acquisition and the Other Contemplated Transactions. This Agreement and each other Transaction Document to which the Company is a party has been duly and validly executed and delivered by the Company, and (assuming the valid execution and delivery thereof by the other parties thereto) constitutes the legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as such obligations and their enforceability may be limited by applicable bankruptcy and other similar Laws (as defined herein) affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefor may be brought (whether at law or in equity).

     SECTION 3.3 NO CONFLICTS; CONSENTS. Except as set forth in Section 3.3 of the Company Letter (the "Company Required Consents") and, with respect to
(ii), (iii), (iv) and (v) below, as would not have a Material Adverse Effect, neither the execution, delivery and performance by the Company of this Agreement and each other Transaction Document to which it is a party, nor the consummation of the Acquisition and the Other Contemplated Transactions, (i) violates any provision of the Certificate of Incorporation or by-laws (or comparable instruments) of the Company or the Subsidiary; (ii) requires the Company or the Subsidiary to obtain any consent, approval, Permit or action of or waiver from, or make any filing with, or give any notice to, any Governmental Body or any other Person; (iii) violates, conflicts with or results in a breach or default under (after the giving of notice or the passage of time or both), or permits the termination of, any Contract, right, other obligation or restriction relating to or which affects the Purchased Shares or the Company or the Subsidiary to which the Company or the Subsidiary is a party or by which either of them or its Assets or the Business may be bound or subject, or results in the creation of any Lien upon the Purchased Shares or upon any of the Assets of the Company or the Subsidiary pursuant to the terms of any such Contract; (iv) violates or conflicts with any Law or Order of any Governmental Body against, or binding upon, the Company or the Subsidiary or upon their respective Assets or the Business or the Purchased Shares; or (v) violates or results in the revocation or suspension of any Permit.

     SECTION 3.4 CHARTER DOCUMENTS AND CORPORATE RECORDS. (a) The Company has heretofore delivered to Purchaser true and complete copies of the Certificate of Incorporation and by-laws (or comparable instruments) of the Company and the Subsidiary, as in effect on the date hereof. The stock and transfer books (or comparable documents) of the Company and the Subsidiary have been made available to Purchaser for its inspection and are true and complete. The Company has heretofore delivered to Purchaser true and complete copies of the minutes of meetings (or written consents in lieu of meetings) of the board of directors (and all committees thereof) and shareholders of the Company and the Subsidiary.

         (b) All financial, business and accounting books, ledgers, accounts and other official records relating to the Company, the Subsidiary and the Business have been properly and accurately kept and completed in all material respects, and there are no material inaccuracies or discrepancies contained or reflected therein.

     SECTION 3.5 FINANCIAL INFORMATION. The Company has previously furnished to Purchaser true and complete copies of (i) the Company's audited, consolidated financial statements at and for the years ended December 31, 1997, 1996 and 1995 (the "Annual Statements"), (ii) the Company's unaudited financial statements for the nine (9) months ended September 30, 1998 (the "Interim Statements"), and
(iii) all management letters, audit letters and attorney audit response letters issued in connection with the Annual Statements. The Annual Statements have been prepared in accordance with GAAP consistently applied as set forth in the notes thereto and were audited by Ernst & Young LLP, the Company's independent accountants. Each of the Annual and Interim Statements presents fairly, in all material respects, the consolidated financial position of the Company and the Subsidiary as of its date, and its earnings and cash flows for the periods then ended, except that there is not any statement of cash flows for the Interim Statements. Each balance sheet contained in the Annual Statements fully sets forth on a consolidated basis all Assets and Liabilities of the Company and the Subsidiary existing as of its date which, under GAAP, should be set forth therein, and each statement of earnings contained therein sets forth the items of income and expense of the Company and the Subsidiary which should appear therein under GAAP. The Interim Statements have been prepared in accordance with GAAP (except that notes have not been included) in a manner consistent with the Company's past practices and present fairly, in all material respects, the consolidated financial position of the Company and the Subsidiary as of its date and results of operations for the period then ended, subject to normal year-end adjustments and accruals.

     SECTION 3.6 LIABILITIES. Except as described in Section 3.6 of the
Company Letter and as and to the extent reflected in the Interim Statements at September 30, 1998 (the "Latest Balance Sheet Date"), the Company and the Subsidiary did not have, as of the Latest Balance Sheet Date, any Liabilities (other than obligations of continued performance under Contracts and other commitments and arrangements entered into in the ordinary course of the Business); and except as described in Section 3.6 of the Company Letter, the Company and the Subsidiary have not incurred any Liabilities since the Latest Balance Sheet Date, except (i) current Liabilities for trade or business obligations incurred in the ordinary course of the Business and consistent with past practice, (ii) Liabilities in respect of borrowings under the Company Debt,
(iii) Liabilities in respect of this Agreement, (iv) Liabilities that are otherwise disclosed pursuant to any other representation herein and (v) any other Liability which would not have a Material Adverse Effect. Section 3.6 of the Company Letter contains a true and correct list of all Company Debt as of the date hereof.

     SECTION 3.7 COMPANY RECEIVABLES. Except to the extent of the amount of the reserve for doubtful accounts reflected in the Interim Statements or as set forth in Section 3.7 of the Company Letter, all the Receivables of the Company and the Subsidiary reflected in the Interim Statements and all Receivables that have arisen since the Last Balance Sheet Date (except Receivables that have been collected since such date) are valid and enforceable claims, and constitute bona fide Receivables resulting from the sale of goods and services in the ordinary course of the Business. There are no notes receivable or sales representative advances of either the Company or the Subsidiary except as have been issued or incurred in the ordinary course of business consistent with past practice or for less than $25,000 in the aggregate.

         SECTION 3.8 INVENTORIES. All Inventory is free and clear of all Liens, except for the Liens described in Section 3.8 of the Company Letter.

         SECTION 3.9 ABSENCE OF CERTAIN CHANGES. Since the Latest Balance Sheet Date, except as set forth in this Agreement or disclosed in Section 3.9 of, or elsewhere in, the Company Letter, the Company and the Subsidiary have conducted the Business in the ordinary course consistent with past practices and there has not been:

         (a) Except for (i) material changes in general economic or industry conditions, (ii) matters directly resulting from the conduct of Purchaser or Parent in connection with this Agreement, or (iii) through direct competition of Parent or Purchaser, any change in the Business, the Assets of the Company or the Subsidiary, or the financial condition or the results of operations of the Company or the Subsidiary (collectively, the "Condition of the Business") which would have a Material Adverse Effect, or, to the knowledge of the Company, any event, occurrence or circumstance that would have a Material Adverse Effect;

         (b) Any transaction or Contract involving a total commitment by or to the Company or the Subsidiary of at least $100,000 or, together with all other such transactions or contracts, $500,000 in the aggregate with respect to the purchase, acquisition, lease, disposition or transfer of any Assets or any capital expenditure (in each case, other than in the ordinary course of the Business) or creation of any Lien on any Asset;

         (c) Any declaration, setting aside or payment of any dividend, other than a regularly scheduled dividend payment on the Preferred Stock in accordance with its terms, or other distribution with respect to any interest in the Company;

         (d) Any damage, destruction or other casualty loss (whether or not covered by insurance), condemnation or other taking of the Assets of the Company or the Subsidiary with a book value exceeding, in the aggregate, $100,000;

         (e) Any change in any method of accounting or accounting practice by the Company;

         (f) Other than in the ordinary course of the Business with respect to employees of the Company or the Subsidiary whose annual compensation is more than $100,000, any increase in the compensation payable or to become payable to any officer, shareholder, director, sales representative or employee of the Company or the Subsidiary, or any material alteration in the benefits payable to any thereof;

         (g) Except for (i) material changes in general economic or industry conditions, (ii) matters directly resulting from the conduct of Purchaser or Parent in connection with this Agreement, or (iii) through direct competition of Parent or Purchaser, since the Latest Balance Sheet Date, (A) no customer which accounted for more than $1,125,000 in Company and Subsidiary consolidated net sales included in the Interim Statements has threatened in writing or, to the knowledge of the Company, orally to cancel or terminate its relationship with the Company or the Subsidiary or to decrease such customer's annual purchases from the Company and the Subsidiary, on consolidated basis, by an amount equal to the lesser of (i) $2,500,000 and (ii) 50% of the Company's and Subsidiary's consolidated net sales attributed to such customer in the Interim Statements, and (B) no supplier from which the Company and the Subsidiary, in the aggregate, purchased more than $399,000 in goods included in costs of goods sold in the Interim Statements has threatened in writing or, to the knowledge of the Company, orally to cancel or terminate its relationship with the Company or the Subsidiary or to cause the decrease in such annual purchases by an amount equal to 50% of purchases by the Company and the Subsidiary from such supplier included in costs of goods sold in the Interim Statements.

         (h) Except for any changes made in the ordinary course of the Business, any change in any of the Company's or the Subsidiary's business policies, including advertising, marketing, pricing, purchasing, personnel, returns or budget policies which would have a Material Adverse Effect;

         (i) Any material modification, termination, amendment or other alteration or change in the terms or provisions of any Contract.

     SECTION 3.10 PROPERTIES; TITLE. (a) Neither the Company nor the Subsidiary owns any real property. Section 3.10A of the Company Letter is a correct and complete list of all leases under which the Company or the Subsidiary is a lessee (the "Leased Property"), true and complete copies of which have been delivered to the Purchaser. The Company and the Subsidiary enjoy peaceful and undisturbed possession under all such leases, all of such leases are valid, neither the Company nor the Subsidiary is in default under any such lease and neither of them has received notice of any increase in rent or other charges or any proposed material modification of any such lease. The Company or the Subsidiary, as the case may be, has good, marketable and insurable leasehold title to the Leased Property, free and clear of all Liens and other title defects of any nature whatsoever, except real estate Taxes (general and specific) not yet due and payable, restrictions imposed by zoning ordinances, Liens with respect to Company Debt, or as disclosed in Section 3.10A of the Company Letter. Section 3.10A of the Company Letter also sets forth with respect to such Leased Property a list of all title insurance policies, deeds, appraisal reports, surveys and environmental reports held or controlled by the Company, true and complete copies of which have been provided to Purchaser.

                  (b) To the knowledge of the Company, all structures and buildings of the Business are in good operating condition (subject to normal wear and tear) with no structural or other defects that could interfere with the operation of the Business, are located within applicable boundary lines and are suitable for the purposes for which they are currently used. The Business is not in violation of any building, zoning, anti-pollution, health, occupational safety or other Law or any Order or Permit in respect of such Leased Property, structures and buildings. Except as disclosed in Section 3.10B of the Company Letter, no Person, other than the Company or the Subsidiary, has any right to occupy or possess any of the Leased Property or any such structures or buildings.

         (c) Except as disclosed in Schedule 3.10C of the Company Letter, or as reflected on the Interim Statements, the Company or the Subsidiary has good, valid, marketable, legal and beneficial title to (or valid leasehold interest in) all of its Assets and is the lawful owner of its Assets, free and clear of all Liens. The machinery, equipment and other tangible personal property constituting part of the Company's and the Subsidiary's Assets (whether owned or leased) have been maintained in a commercially reasonable manner, are in good condition and repair (subject to normal wear and tear). There are no outstanding options, warrants, commitments, agreements or any other rights of any character, entitling any Person other than Purchaser to acquire any interest in all, or any part of, the Assets, except for purchase orders outstanding on the Closing Date entitling customers to purchase items of Inventory in accordance with the terms of the respective Contracts. Section 3.10C of the Company Letter contains a list and description of all (i) equipment, and (ii) other tangible personal property of the Company or the Subsidiary with a book value (before depreciation) of $100,000 or more, in each case, excluding Inventory.

     SECTION 3.11 CONTRACTS. Section 3.11 of the Company Letter sets forth (i) an accurate and complete list of all written Contracts and (ii) an accurate and complete description of all oral Contracts relating to the Purchased Shares, the Business, the Company or the Subsidiary, in each case involving $100,000 or more in any year. All such Contracts are valid, in full force and effect and binding upon the Company or the Subsidiary and, to the knowledge of the Company, the other parties thereto in accordance with their terms. Neither the Company nor the Subsidiary is in material default (or alleged default) under any such Contract, nor, to the knowledge of the Company, is any other party thereto in material default thereunder, nor does any condition exist that with notice or the lapse of time or both would constitute a material default (or give rise to a termination right) thereunder. Neither the Company nor the Subsidiary has received notice with respect to the termination or alteration of the provisions thereof by reason of the Acquisition and the Other Contemplated Transactions or otherwise. Since the Latest Balance Sheet Date, except as set forth in Section
3.11 of the Company Letter, neither the Company nor the Subsidiary has waived any material right under any such Contract, amended or extended any such Contract or failed to renew (or received notice of termination or failure to renew with respect to) any such Contract. Section 3.11 of the Company Letter also lists all sales representatives of the Company and the Subsidiary. The Company has heretofore delivered to Purchaser true, correct and complete copies of all of the written Contracts, in each case involving payments in any year in excess of $100,000.

     SECTION 3.12 INTANGIBLE PROPERTY AND WARRANTIES. (a) Section 3.12 of the Company Letter sets forth a true, correct and complete list of all registered trademarks, registered copyrights, registered service marks or registered trade names (and all applications for any of the foregoing), Permits, license agreements, grants and licenses running to or from, or used by, the Company or the Subsidiary in the conduct of the Business, and there are no other material trademarks, material copyrights, material service marks, material trade names or other material intangible assets, properties or rights that are used in the Business (the "Intellectual Property Rights").

         (b) Except as disclosed in Section 3.12 of, or elsewhere in, the Company Letter or for amounts which do not exceed reserves in the unaudited consolidated financial statements of the Company for the month ended November 30, 1998, which financial statements have been provided to Parent and Purchaser prior to the date hereof:

                  (i) the Company owns the entire United States right, title and interest in and to the Intellectual Property Rights;

                  (ii) the Company has no knowledge that the Intellectual Property Rights are either invalid or unenforceable;

                  (iii) the Company has no knowledge that the Company's business activities, presently and during the past six months, including its manufacture and sales of its consumer products in the Business and/or its use of the Intellectual Property Rights, has infringed or conflicts with, does infringe or conflict with, or will infringe or conflict with patent or any other intellectual property rights of any third party;

                  (iv) the Company has no knowledge that any design, manufacturing process or product which has been manufactured and/or sold by the Company or the Subsidiary, includes any defect, or could result in any product liability claim, or, except for (x) material changes in general economic or industry conditions, (y) matters directly resulting from the conduct of Purchaser or Parent in connection with this Agreement or (z) through direct competition of Purchaser or Parent, could result in any recall or required repair or replacement, or any significant credit or refund related to such defect or product liability claim, other than in the ordinary course of business, consistent with past practice;

                  (v) the Company has no knowledge that there has been any notice that any design, manufacturing process, or product which has been manufactured and/or sold by the Company or the Subsidiary includes any defect, or could result in any product liability claim, or, except for (x) material changes in general economic or industry conditions, (y) matters directly resulting from the conduct of Purchaser or Parent in connection with this Agreement or (z) through direct competition of Purchaser or Parent, could result in any recall or required repair or replacement, or any significant credit or refund, from any supplier or other third party;

                  (vi) the Company has no knowledge that there has been any product liability, product defect or other liability claims or suits associated with any product manufactured or sold by the Company or the Subsidiary (other than the Litigation);

                  (vii) except for (x) material changes in general economic or industry conditions, (y) matters directly resulting from the conduct of Purchaser or Parent in connection with this Agreement or (z) through direct competition of Purchaser or Parent, the Company has no knowledge that there has been any contemplation by the Company or the Subsidiary to accept for return or replacement any products previously sold by the Company or the Subsidiary other than returns or replacements in the ordinary course of business consistent with past practice;

                  (viii) except for (x) material changes in general economic or industry conditions, (y) matters directly resulting from the conduct of Purchaser or Parent in connection with this Agreement or (z) through direct competition of Purchaser or Parent, the Company has no knowledge that any products sold by the Company or the Subsidiary have been the subject of any recall or request for recall by a third party in the past;

                  (ix) the Company has no knowledge that there has been any claim by a third party that the Company or the Subsidiary has violated any express or implied warranty with respect to any product manufactured or sold by the Company or the Subsidiary;

                  (x) no license or royalty to which the Company or the Subsidiary is a party is or has been in material breach or default by any party thereto or has been or is the subject of any notice of termination given or threatened;

                  (xi) neither the Company nor the Subsidiary has ever granted any license or permission to any third party to utilize the Intellectual Property Rights; and

                  (xii) the Acquisition and the Other Contemplated Transactions will not adversely affect any right of Purchaser to enjoy as owner all of the Intellectual Property Rights in the same manner thereof as if Purchaser were Sellers.

     SECTION 3.13 CLAIMS AND PROCEEDINGS. Except as set forth in Section 3.13 of the Company Letter, there are no outstanding Orders of any Governmental Body against or directly involving by name the Company or the Subsidiary, the Assets of the Company or the Subsidiary, or the Business. Except as set forth in
Section 3.13 of the Company Letter, there are no actions, suits, asserted claims or counterclaims or legal, administrative or arbitral proceedings or, to the Company's knowledge, investigations (collectively, "Claims") (whether or not the defense thereof or Liabilities in respect thereof are covered by insurance), pending or, to the knowledge of the Company, threatened on the date hereof, against or involving the Company, the Subsidiary, the Purchased Shares, the Assets or the Business. Section 3.13 of the Company Letter also indicates those Claims the defense thereof or Liabilities in respect thereof are covered by insurance. Except as set forth on Section 3.13 of the Company Letter, on the date hereof there are no Claims pending or, to the knowledge of the Company, threatened, other than Claims that would not have a Material Adverse Effect. All notices required to have been given to any insurance company listed as insuring against any Claim set forth in Section 3.13 of the Company Letter have been timely and duly given and, except as set forth in Section 3.13 of the Company Letter, no insurance company has asserted that such Claim is not covered by the applicable policy relating to such Claim. There are no Claims pending or, to the knowledge of the Company, threatened that would give rise to any right of indemnification on the part of any director or officer of the Company or the heirs, executors or administrators of such director or officer, against the Company.

     SECTION 3.14 TAXES. (a) Except as set forth in Section 3.14 of the Company
Letter:

                  (i) the Company and the Subsidiary have timely filed or, if not yet due, will timely file, all federal or state Tax Returns required to be filed by it for all taxable periods ending on or before the Closing Date and all such Tax Returns are, or will be when filed, true, correct and complete in all material respects. Copies of all such Tax Returns for periods ending on or after December 31, 1994 have been given to Purchaser;

                  (ii) the Company and the Subsidiary has paid or, if payment is not yet due, has established, in accordance with GAAP and consistent with past practice, accruals that are reflected on the Interim Statement for the payment of, all Taxes imposed on the Company or the Subsidiary or for which the Company or the Subsidiary is liable, whether to taxing authorities or to other Persons (pursuant to a tax sharing agreement or otherwise);

                  (iii) no extension of time has been requested or granted for the Company or the Subsidiary to file any Tax Return that has not yet been filed or to pay any Tax that has not yet been paid;

                  (iv) the Company or the Subsidiary has not received notice of a determination by a Tax Authority that Taxes are owed by the Company or the Subsidiary (such determination to be referred to as a "Tax Deficiency") and, to the knowledge of the Company, no Tax Deficiency is proposed or threatened;

                  (v) all Tax Deficiencies have been paid or finally settled and all amounts determined by settlement to be owed have been paid;

                  (vi) there are no Tax liens or other security interests on or, to the knowledge of the Company, pending against the Company or the Subsidiary or any of their respective properties that arose in connection with any failure or alleged failure to pay any Tax;

                  (vii) there are no presently outstanding waivers or extensions or requests for waiver or extension of the time within which a Tax Deficiency may be asserted or assessed;

                  (viii) no Claim has ever been made by any Tax Authority in any jurisdiction where the Company or the Subsidiary does not file Tax Returns indicating that the Company or the Subsidiary is or may be subject to taxation in such jurisdiction;

                  (ix) no issue has been raised in any examination, investigation, audit, suit, action, claim or proceeding relating to Taxes (a "Tax Audit") which, by application of similar principles to any past, present or future period, would result in a Tax Deficiency for such period;

                  (x) there are no pending or, to the knowledge of the Company, threatened, Tax Audits of the Company or the Subsidiary;

                  (xi) none of the federal income Tax Returns with respect to the Company have been examined;

                  (xii) there are no requests for rulings in respect of any Tax pending between the Company or the Subsidiary and any Tax Authority;

                  (xiii) the Company and the Subsidiary have complied with all applicable laws, rules and regulations relating to the withholding and payment of Taxes and have timely withheld and paid to the proper governmental authorities all amounts required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor or shareholder;

                  (xiv) the Company and the Subsidiary have not made any payments, are not obligated to make any payments nor are a party to any agreement that under certain circumstance (as a consequence of the Acquisition or the Other Contemplated Transactions or otherwise) could obligate it to make any payments that will not be deductible under Code Section 280G or Code Section 162(m);

                  (xv) the Company and the Subsidiary have disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code
Section 6662;

                  (xvi) after the date hereof, no election with respect to Taxes will be made without the written consent of Purchaser (which consent shall not be unreasonably withheld) other than those elections which would not have a Material Adverse Effect and which are consistent with past practices of the Company;

                  (xvii) none of the Assets of the Company or the Subsidiary is property that it is required to treat as being owned by any other Person pursuant to the "safe harbor lease" provisions of former Section 168(f)(8) of the Code;

                  (xviii) none of the Assets of the Company or the Subsidiary directly or indirectly secures any debt the interest on which is tax-exempt under Section 103(a) of the Code;

                  (xix) none of the Assets of the Company or the Subsidiary is "tax- exempt use property" within the meaning of Section 168(h) of the Code;

                  (xx) the Company and the Subsidiary have not agreed to make, nor to the knowledge of Sellers or the Company is required to make, any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise;

                  (xxi) the Company and the Subsidiary have not participated in, and will not participate between the date hereof through the Closing Date in, an international boycott within the meaning of Section 999 of the Code;

                  (xxii) the Company and the Subsidiary have not been a United States real property holding corporation as defined in Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code;

                  (xxiii) the Company and the Subsidiary do not have, and have not had, a permanent establishment in any foreign country, as defined in any applicable tax treaty or convention between the United States and such foreign country;

                  (xxiv) except as set forth in Section 3.14 of the Company Letter, each of the Company and the Subsidiary is not a party to any Tax allocation or Tax sharing agreement;

                  (xxv) each of the Company and the Subsidiary is not a Person other than a United States Person within the meaning of the Code;

                  (xxvi) the Acquisition and the Other Contemplated Transactions are not subject to tax withholding provisions of the Code; and

                  (xxvii) the Company and the Subsidiary have no liability for Taxes of any other person under Treas. Reg. Section 1.1502-6 (or any similar provision of state or local law) as a transferee or successor by contract or otherwise.

         (b) The Company represents that to its knowledge no previous ownership change, as defined under Section 382 of the Internal Revenue Code of 1986, as amended, has occurred, direct or indirectly, with respect to the Company or the Subsidiary.

         (c) Neither the Company nor the Subsidiary has been at any time a member of (i) any combined, consolidated or affiliated group of corporations (other than the group of which the Company is the common parent corporation), or
(ii) any partnership or joint venture or the holder of a beneficial interest in any trust for any period for which the statute of limitations for any Tax has not expired.

         (d) Neither the Company nor the Subsidiary:

                  (i) has or is projected to have any amount includible in its income for the current taxable year under Section 951 of the Code,

                  (ii) has been a passive foreign investment company within the meaning of the Section 1296 of the Code,

                  (iii) has an unrecaptured overall foreign loss within the meaning of Section 904(f) of the Code,

                  (iv) has been a personal holding company within the meaning of
Section 542 of the Code, or

                  (v) has been a foreign personal holding company within the meaning of Section 552 of the Code.

         (e) Neither the Company nor the Subsidiary has any (i) income reportable for a period ending after the Closing Date but attributable to a transaction (e.g., installment sale) or a change in accounting method occurring in or made for a period ending on or prior to the Closing Date which resulted in a deferred reporting on income from such transaction or from such change in accounting method (other than a deferred intercompany transaction), or (ii) a deferred gain or loss arising out of any deferred intercompany transaction, which income, gain or loss has been reflected on the Interim Statements in accordance with GAAP, but for which no Tax liability accrual has been reflected on the Interim Statement.

         (f) Section 3.14 of the Company Letter contains (i) a schedule of the filing dates of all Tax Returns required to be filed by the Company, (ii) a description of all past Tax Audits involving the Company, (iii) a list of all elections made by the Company relating to Taxes, including whether the Company has made an election pursuant to Section 754 of the Code, and (iv) a list of the states, territories and jurisdictions (whether foreign or domestic) to which any Tax is properly payable by the Company. Except as set forth in Section 3.14 of the Company Letter, the Company has retained all supporting and backup papers, receipts, spreadsheets and other information necessary for (i) the preparation of all Tax Returns that have not yet been filed, and (ii) the defense of all Tax Audits involving taxable periods either ending on or during the four (4) years prior to the Closing Date or from which there are unutilized net operating loss, capital loss or investment tax credit carryovers.

         (g) Except for sales, use and similar Taxes which do not exceed $100,000, the Company or the Subsidiary has collected and remitted to the appropriate Tax Authority all sales and use or similar Taxes required to have been collected, including any interest and any penalty, addition to tax or additional amount unpaid, and has been furnished properly completed exemption certificates for all exempt transactions. To the knowledge of the Company, the Company or the Subsidiary has collected and/or remitted to the appropriate Tax Authority all withholding, payroll, employment, property, customs duty, fee, assessment or charge of any kind whatsoever (including Taxes assessed to real property and water and sewer rents relating thereto), including any interest and any penalty, addition to tax or additional amount unpaid.

     SECTION 3.15 EMPLOYEE BENEFIT PLANS. (a) Set forth in Section 3.15 of the Company Letter is a list of each employee benefit plan (within the meaning of Section 3(3) of ERISA), written or oral employment or consulting agreement, severance pay plan or agreement, employee relations policy (or practice, agreement or arrangement), agreements with respect to leased or temporary employees, vacation plan or arrangement, sick pay plan, stock purchase plan, stock option plan, fringe benefit plan, incentive plan, bonus plan, cafeteria or flexible spending account plan and any deferred compensation agreement (or plan, program, or arrangement) covering any present or former employee of the Company or the Subsidiary and which is, or at any time during the last four (4) years was, sponsored or maintained by (or to which contributions are required to be, were during the last four (4) years or were required to have been during the last four (4) years) made by the Company. Each and every such plan, program, policy, practice, arrangement and agreement included on the list set forth in Section 3.15 of the Company Letter is hereinafter referred to as an "Employee Benefit Plan".

         (b) With respect to each Employee Benefit Plan, there has been delivered to Purchaser (i) current, accurate and complete copies of each such Employee Benefit Plan (including all trust agreements, insurance or annuity contracts, summary plan descriptions, and any other material documents or instruments relating thereto); (ii) the most recent audited financial statement with respect to each such Employee Benefit Plan that is required to have an audited financial statement; (iii) copies of the most recent determination letters with respect to any such Employee Benefit Plan which is an employee pension benefit plan (as such term is defined in Section 3(2) of ERISA) intended to qualify under the Code; (iv) copies of the three most recent actuarial reports with respect to each such Employee Benefit Plan that is required to have an actuarial report; and (v) copies of the three most recent annual reports (Forms 5500) with respect to each Employee Benefit Plan required to file an annual report.

         (c) With respect to each Employee Benefit Plan:

                  (i) each such Plan which is an employee pension benefit plan (as such term is defined in ERISA Section 3(2)) intended to qualify under the Code so qualifies and has received a favorable determination letter as to its qualification under the Code, and, to the knowledge of the Company, no event has occurred that will or could be expected to give rise to disqualification or loss of tax-exempt status of any such plan or related trust;

                  (ii) the Company has complied in all material respects with all provisions of ERISA, the Code and other applicable law, and, to the knowledge of the Company, no act or omission by the Company, or any fiduciary of any Employee Benefit Plan, has occurred that will or could be reasonably expected to give rise to liability for a breach of fiduciary responsibilities under ERISA or to any fines or penalties under ERISA Section 502(l);

                  (iii) Except as disclosed in Section 3.15 of the Company Letter, no Employee Benefit Plan provides for any post-retirement life, medical, dental or other welfare benefits (whether or not insured) for any current or former employee except as required under Code Section 4980B, Part 6 of Title I of ERISA or applicable state or local Law;

                  (iv) all contributions, insurance and annuity premiums and salary deferrals elected by an employee or required to have been made by the Company under law or under the terms of any contract, agreement or Employee Benefit Plan for all complete and partial periods up to and including the date hereof have been made or will be made to the appropriate plan on or before such date;

                  (v) the Acquisition and the Other Contemplated Transactions will not be the direct or indirect cause of any amount paid or payable from such Employee Benefit Plan being classified as an excess parachute payment under Code
Section 280G;

                  (vi) there are no matters pending before the IRS, the United States Department of Labor or the Pension Benefit Guaranty Corporation ("PBGC");

                  (vii) there have been no claims or notice of claims filed under any fiduciary liability insurance policy covering any Employee Benefit Plan;

                  (viii) each and every such Employee Benefit Plan which is a group health plan (as such term is defined under the Code or ERISA Section 607(1)) is in material compliance with the applicable requirements of Code
Section 4980B, Part 6 of Title I of ERISA, the applicable requirements of the Health Insurance Portability and Accountability Act of 1996, and all other federal, state or local Laws or ordinances requiring the provision or continuance of health or medical benefits; and

                  (ix) neither the Company nor any other organization which has a member of controlled group of organizations (within the meaning of Code
Section 414(b), (c), (m) or (o) (the "Controlled Group") maintains, sponsors or has contributed to (or has at any time within the last four (4) years maintained, sponsored or contributed to, or been obligated to maintain, sponsor or contribute to): (1) any voluntary employees' beneficiary association within the meaning of Section 501(c)(9) of the Code; (2) any welfare benefit fund within the meaning of Section 419 of the Code; (3) any plan or arrangement which is subject to (A) the minimum funding requirements of Code Section 412, (B) Subtitle B, Part 3 of Title I of ERISA, or (C) Title IV of ERISA; or (4) any multi-employer plan (within the meaning of Section 3(37) or 4001(a)(3) of ERISA) other than those set forth in Section 3.15 of the Company Letter.

         (d) With respect to any employee benefit plan (within the meaning of Section 3(3) of ERISA), stock purchase plan, stock option plan, fringe benefit plan, bonus plan or any deferred compensation agreement, plan or program (whether or not any such plan, program or agreement is currently in effect):

                  (i) there are no actions, suits or claims (other than routine claims for benefits in the ordinary course) pending or, to the knowledge of the Company, threatened, and the Company has no knowledge of any facts which could reasonably give rise to any such actions, suits or claims (other than routine claims for benefits in the ordinary course), which could subject the Company to any liability;

                  (ii) None of the Company, any member of the Controlled Group or any other Person has engaged in a prohibited transaction, as such term is defined in Code Section 4975 or ERISA Section 406, which would subject the Company to any taxes, penalties or other liabilities resulting from prohibited transactions under Code Section 4975 or under ERISA Sections 409 or 502(i);

                  (iii) to the knowledge of the Company, no event has occurred and no condition exists that could subject the Company to any tax or penalty under Code Sections 511, 4971, 4972, 4976, 4977, 4978, 4979, 4979A, 4980B or
5000, or to a fine under ERISA Section 502(c);

                  (iv) neither the Company nor any member of the Controlled Group is subject to (1) any liability, lien or other encumbrance under any agreement imposing secondary liability on either the Company or on any member of the Controlled Group as a seller of the assets of a business in accordance with
Section 4204 of ERISA or under any other provision of Title IV of ERISA or Code
Section 412, (2) contingent liability under Title IV of ERISA to the PBGC or to any plan, participant or other Person, or (3) a lien or other encumbrance under
Section 4068 of ERISA; and

                  (v) the Company is not subject to any liability pursuant to
Section 4069 of ERISA.

         (e) (i) except as set forth in Section 3.15 of the Company Letter, the Company is not subject to any legal, contractual, equitable or other obligation to (1) establish as of any date any employee benefit plan of any nature, including any pension, profit sharing, welfare, post-retirement welfare, stock option, stock or cash award, non-qualified deferred compensation or executive compensation plan, policy or practice, or (2) continue any employee benefit plan of any nature, including any Employee Benefit Plan or any other pension, profit sharing, welfare or post-retirement welfare plan, or any stock option, stock or cash award, non-qualified deferred compensation or executive compensation plan, policy or practice (or to continue their participation in any such benefit plan, policy or practice) on or after the date hereof;

                  (ii) the Company may, in any manner, subject to the limitations imposed by applicable law, and without the consent of any employee, beneficiary or other Person, prospectively terminate, modify or amend any such Employee Benefit Plan or any other plan, program or practice (or its participation in such Employee Benefit Plan or any other plan, program or practice) effective as of any date on or after the date hereof; and

                  (iii) to the knowledge of the Company, no representations or communications (directly or indirectly, orally, in writing or otherwise) with respect to participation, eligibility for benefits, vesting, benefit accrual coverage or other material terms of any Employee Benefit Plan have been made to any employee, beneficiary or other Person other than those which are in accordance with the terms and provisions of each such Plan as in effect immediately prior to the date hereof and the Closing Date.

         (f) With respect to each multi-employer pension plan in which either the Company or any member of the Controlled Group participates or has participated in the last four (4) years: (i) no such company has withdrawn, partially withdrawn or received any notice of any claim or demand for withdrawal liability or partial withdrawal liability; (ii) no such company has received any notice that any such plan is in reorganization, that increased contributions may be required to avoid a reduction in plan benefits or the imposition of any excise tax, or that any such plan is or may become insolvent; (iii) no such company has failed to make any required contributions; (iv) no such multi-employer plan is a party to any pending merger or asset or liability transfer; (v) there are no proceedings of the PBGC against or affecting any such multi-employer plan; (vi) no such company has (or will have as a result of the Acquisition and the Other Contemplated Transactions) any withdrawal liability by reason of a sale of assets pursuant to Section 4204 of ERISA; and (vii) Section
3.15 of the Company Letter includes for each such multi-employer plan, as of its last valuation date, an estimate of the amount of potential withdrawal liability of each such company, calculated according to the information made available pursuant to ERISA Section 4221(e), and identifies the specific obligor, and nothing has occurred or is expected to occur that would materially increase the amount of the total potential withdrawal liability of a specified obligor for any such plan over the amount shown in Section 3.15 of the Company Letter.

         (g) With respect to each and every Employee Benefit Plan subject to Title IV of ERISA: (i) no such Plan or related trust has been terminated or partially terminated; (ii) no liability to the PBGC has been or is expected to be incurred with respect to such a Plan; (iii) the PBGC has not instituted and is not expected to institute any proceedings to terminate such a Plan; (iv) there has been no reportable event (within the meaning of Section 4043 of ERISA); (v) there exists no condition or set of circumstances that presents a material risk of the termination of such a Plan by the PBGC; (vi) no accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, exists with respect to such a Plan; and (vii) the current value of all vested accrued benefits under each such Plan did not as of the last day of the most recently ended fiscal year of such Plan, and will not as of the Closing Date, exceed the current value of the assets of each such Plan allocable to such vested accrued benefits.

     SECTION 3.16 EMPLOYEE-RELATED MATTERS. (a) Section 3.16 of the Company Letter contains a true and correct list of each director and employee of the Company and the Subsidiary whose aggregate compensation exceeds $100,000 per annum, including any agreement, whether oral or written, relating thereto, and a general description of the rate and nature of all compensation and benefits payable by the Company or the Subsidiary to each such Person. Section 3.16 of the Company Letter also contains a general description of all existing severance, accrued vacation obligations or retiree benefits of any current or former director, officer or employee (to the extent not included in Section 3.15 of the Company Letter). Except as set forth in such Section 3.16 of the Company Letter, the employment or contractual arrangement of all such Persons is terminable at will without additional or further economic obligation on the part of the Company or the Subsidiary.

                  (b) Except as set forth in Section 3.16 of the Company Letter,
(i) neither the Company nor the Subsidiary is a party to any Contract with any labor organization or other representative of its employees; (ii) there is no unfair labor practice charge or complaint pending or, to the knowledge of Sellers or the Company, threatened against the Company or the Subsidiary, nor has any been pending or threatened within the past three (3) years; (iii) neither the Company nor the Subsidiary has experienced any labor strike, picketing, hand billing, slowdown, work stoppage or similar labor controversy within the past three (3) years; (iv) no representation question is pending or has been raised respecting any of the employees of the Company or the Subsidiary working within the past three (3) years, nor, to the knowledge of the Company, are there any campaigns being conducted to solicit authorization from the employees of the Company or the Subsidiary to be represented by any labor organization; (v) no Claim before any Governmental Body brought by or on behalf of or relating to any employee, prospective employee, former employee, retiree, labor organization or other representative of the employees or the Company or the Subsidiary or relating to its employment practices, is pending or, to the knowledge of the Company, threatened against the Company or the Subsidiary; (vi) neither the Company nor the Subsidiary is a party to, or otherwise bound by, any Order relating to its employees or employment practices; and (vii) each of the Company and the Subsidiary has paid in full to all of its employees all wages, salaries, commissions, bonuses, benefits and other compensation due and payable to such employees consistent with past practices (except for disputed amounts).

     SECTION 3.17 INSURANCE. Section 3.17 of the Company Letter sets forth a list of all insurance policies, fidelity and surety bonds and fiduciary liability policies (the "Insurance Policies") covering the Assets, the Business, operations, employees, officers and directors of the Company or the Subsidiary and true and complete copies of all such Insurance Policies have been delivered to Purchaser. Section 3.17 of the Company Letter also sets forth a true and complete list of Claims made in respect of Insurance Policies during the three
(3) years prior to the date hereof (other than under health or other employee benefit policies). There is no Claim exceeding $50,000 by the Company or the Subsidiary pending under any of such Insurance Policies as to which coverage has been questioned, denied or disputed by the underwriters of such Insurance Policies or requirement by any insurer to perform work which has not been satisfied. All premiums due under all Insurance Policies have been paid in accordance with their terms and the Company or the Subsidiary is otherwise in compliance with the terms and conditions of all such Insurance Policies. All Insurance Policies are in full force and effect. To the knowledge of the Company, there is not any threatened termination of, premium increase with respect to, or uncompleted requirements under, any material Insurance Policy.

     SECTION 3.18 COMPLIANCE WITH LAWS. To the knowledge of the Company, neither the Company nor the Subsidiary is in violation of any order, judgment, injunction, award, citation, decree, consent decree or writ (collectively, "Orders"), or any law, statute, code, ordinance, rule, regulation or other requirement (collectively, "Laws"), of any government or political subdivision thereof, whether federal, state, local or foreign, or any agency or instrumentality of any such government or political subdivision, or any court or arbitrator (collectively, "Governmental Bodies") affecting its Assets of the Company or the Subsidiary or the Business, except where any such violation would not have a Material Adverse Effect.

     SECTION 3.19 PERMITS. The Company or the Subsidiary has obtained all licenses, permits (including environmental permits), certificates, certificates of occupancy, orders, authorizations and approvals (collectively, "Permits"), and has made all required registrations and filings with, any Governmental Body that are required for the conduct of the Business. All Permits that are required for the conduct of the Business are listed in Section 3.19 of the Company Letter and are in full force and effect; no violations are or have been recorded in respect of any Permit; and no proceeding is pending or threatened to revoke or limit any Permit. Except as listed in Section 3.19 of the Company Letter, no Permit will terminate by reason of the Acquisition and the Other Contemplated Transactions. To the knowledge of the Company, this Agreement and the Acquisition and the Other Contemplated Transactions will not invalidate, revoke or otherwise adversely affect the validity of any such Permit.

     SECTION 3.20 ENVIRONMENTAL MATTERS. (a) Except as set forth in Section
3.20 of the Company Letter:

                  (i) To the knowledge of the Company, the Company and the Subsidiary are in material compliance with all Environmental Laws;

                  (ii) To the knowledge of the Company, there have been no Releases of Hazardous Substances by the Company or violations of Environmental Laws by the Company or the Subsidiary;

                  (iii) To the knowledge of the Company, the Company or the Subsidiary holds all Environmental Permits, licenses and other authorizations necessary for lawful operation of the Business and all are in full force and are disclosed in Section 3.20 of the Company Letter, and to the Company's and the Subsidiary's knowledge, this Agreement and the Acquisition and the Other Contemplated Transactions will not invalidate, revoke or otherwise adversely affect the validity of any such Environmental Permit;

                  (iv) Neither the Company, the Subsidiary nor any Seller has received oral or written notice of a violation or of a claim of potential or actual liability by any Governmental Body or third-party against the Company or the Subsidiary under Environmental Laws, nor are any such potential claims known to the Company, the Subsidiary or any Seller;

                  (v) Except as set forth in Section 3.20 of the Company Letter, none of the sites or facilities owned, leased or controlled by the Company or the Subsidiary (both currently or, to the knowledge of the Company, ever in the past) (a) are or have been used by the Company, the Subsidiary or any other entity to generate, manufacture, process, refine, handle, use or dispose of any Hazardous Substances, or (b) have or have had areas of contamination from Releases of Hazardous Substances that have been remediated or that require remediation under Environmental Laws; and

                  (vi) Except as set forth in Section 3.20 of the Company Letter, no underground storage tanks, polychlorinated biphenyl-containing or asbestos-containing structures or items are in place at any facility owned or leased or controlled by the Company or the Subsidiary (both currently or, to the knowledge of the Company, ever in the past) and any such previously located tanks, items or structures have been removed (and area of location remediated) in accordance with applicable Environmental Laws.

         (b) Section 3.20 of the Company Letter also lists with particularity all off-site locations where, to the knowledge of the Company, the Company and the Subsidiary, directly or indirectly, has stored, discharged, transported, deposited or otherwise used for, the disposal of Hazardous Substances.

     SECTION 3.21 CUSTOMERS AND SUPPLIERS. Section 3.21 of the Company Letter lists, by dollar amount and on a consolidated basis, for the nine (9) months ended on the Latest Balance Sheet Date, the fifteen (15) largest customers of the Company and the Subsidiary (collectively, the "Major Customers") and the six (6) largest suppliers of the Company and the

Subsidiary (collectively, the "Major Suppliers"). Except as set forth in Section
3.21 of the Company Letter or for (i) material changes in general economic or industry conditions, (ii) matters directly resulting from the conduct of Purchaser or Parent in connection with this Agreement, or (iii) through direct competition of Parent or Purchaser, no customer which accounted for more than $1,125,000 in the Company's and Subsidiary's consolidated net sales included in the Interim Statements has threatened in writing or, to the knowledge of the Company, orally to cancel or terminate its relationship with the Company or the Subsidiary or to decrease such customer's annual purchases from the Company and the Subsidiary, on a consolidated basis, by an amount equal to the lesser of (i) $2,500,000 and (ii) 50% of the Company's and the Subsidiary's consolidated net sales attributed to such customer in the Interim Statements, and no supplier from which the Company and the Subsidiary, in the aggregate, purchased more than $399,000 in goods included in costs of goods sold in the Interim Statements has threatened in writing or, to the knowledge of the Company, orally to cancel or terminate its relationship with the Company or the Subsidiary or to cause the decrease in such annual purchases by an amount equal to 50% of purchases by the Company and the Subsidiary from such supplier included in costs of goods sold in the Interim Statements.

     SECTION 3.22 POTENTIAL CONFLICTS OF INTEREST. (a) Except as set forth in Section 3.22 of the Company Letter, no officer of the Company, no spouse of any such officer, nor, to the knowledge of the Company, no entity controlled by one or more of the foregoing: (i) owns, directly or indirectly, any interest in (excepting less than 1% stock holdings for investment purposes in securities of publicly held and traded companies), or is an officer, director or employee of, any Person that carries on business in direct competition with the Company or the Subsidiary; or (ii) has any material Claim whatsoever against, or owes any amount to, the Company or the Subsidiary, except for claims in the ordinary course of the Business such as for accrued vacation pay and accrued benefits under employee benefit plans; or

         (b) Except as set forth in Section 3.22 of the Company Letter, no officer, director or Affiliate of the Company, no spouse of any such officer, director or Affiliate, nor, to the knowledge of the Company, no entity controlled by one or more of the foregoing, owns, directly or indirectly, in whole or in part, any material Asset that the Company or the Subsidiary uses in the conduct of its business.

     SECTION 3.23 FINDERS' FEES. Except as set forth in Section 3.23 of the Company Letter, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of Sellers, the Company or the Subsidiary who might be entitled to any fee or commission from Parent, Purchaser, Sellers, the Company or the Subsidiary upon consummation of the Acquisition and the Other Contemplated Transactions.

     SECTION 3.24 DEPOSITARIES; POWERS OF ATTORNEY, ETC. Section 3.24 of the Company Letter sets forth (i) the name of each bank or similar entity in which the Company or the Subsidiary has an account, lock box or safe deposit box and the names of all Persons authorized to draw thereon or to have access thereto, and (ii) the name of each Person holding a general or special power of attorney from the Company or the Subsidiary and a description of the terms thereof.

     SECTION 3.25 Y2K. The Company and the Subsidiary have reviewed the areas within the Business and operations of the Company and the Subsidiary which could be adversely affected by, and have developed or are developing programs to address on a timely basis, the "year 2000 problem" (i.e., the risk that computer applications used by the Company and the Subsidiary may be unable to recognize or perform properly date-sensitive functions involving certain dates prior to and any date on or after December 31, 1999) (the "Year 2000 Problem"). Based on such review and program with respect to the Company and the Subsidiary and any inquiries of suppliers and vendors made to date, to the knowledge of the Company, the Year 2000 Problem will not have a Material Adverse Effect.

     SECTION 3.26 DISCLOSURE. Neither this Agreement, the Schedules hereto or to the Company Letter, nor any audited or unaudited financial statements, documents or certificates furnished or to be furnished to Purchaser or any of its Agents or Affiliates by or on behalf of Sellers, the Company or the Subsidiary pursuant to this Agreement or in connection with the Acquisition and the Other Contemplated Transactions contain or will contain any untrue statement of a material fact or omit or will omit a material fact necessary in order to make the statements contained herein or therein not misleading. All representations and warranties made by Sellers and the Company will be deemed to have been relied on by Parent and Purchaser (notwithstanding any investigation by Parent and Purchaser).


                                   ARTICLE IV
             REPRESENTATIONS AND WARRANTIES OF PARENT AND PURCHASER

     Parent and Purchaser, jointly and severally, represent and warrant to Sellers and the Company, as of the date of this Agreement and as of the Closing Date (as if each such representation and warranty was made on the Closing Date), that:

     SECTION 4.1 AUTHORITY RELATIVE TO THIS AGREEMENT. Parent and Purchaser each has full corporate power and authority to execute and deliver this Agreement and each other Transaction Document to which it is a party and to consummate the Acquisition and the Other Contemplated Transactions. The execution, delivery and performance by Parent and Purchaser of this Agreement and the other Transaction Documents to which either of them is a party and the consummation by it of the Acquisition and the Other Contemplated Transactions have been duly and validly authorized and approved by Parent's and Purchaser's board of directors, and no other corporate proceedings on the part of Parent and Purchaser are necessary to authorize the execution and delivery by Parent or Purchaser of this Agreement or the other Transaction Documents to which Parent or Purchaser is a party or the consummation of the Acquisition and the Other Contemplated Transactions to which Parent or Purchaser is a party. This Agreement has been duly and validly executed and delivered by Parent and Purchaser and (assuming the valid execution and delivery of this Agreement by the other parties hereto) constitutes the legal, valid and binding agreement of Parent and Purchaser, enforceable against Purchaser in accordance with its terms, except as such obligations and their enforceability may be limited by applicable bankruptcy and other similar laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefor may be brought (whether at law or in equity).

     SECTION 4.2 NO CONFLICTS; CONSENTS. Except as set forth in Section 4.2 of the Company Letter, neither the execution, delivery and performance by Parent or Purchaser of this Agreement and each other Transaction Document to which either of them is a party nor the consummation of the Acquisition and the Other Contemplated Transactions to which Parent or Purchaser is a party (i) violates any provision of the Certificate of Incorporation or By-laws of Parent or Purchaser; (ii) requires Parent or Purchaser to obtain any consent, approval or action of or waiver from, or make any filing with, or give any notice to, any Governmental Body or any other Person; (iii) violates, conflicts with or results in the breach or default under (after the giving of notice or the passage of time), or permits the termination of, any material Contract to which Parent or Purchaser is a party or by which any of them or any of their respective assets may be bound or subject; or (iv) violates any Law or Order of any Governmental Body against, or binding upon, Parent or Purchaser or upon their assets or businesses.

     SECTION 4.3 CORPORATE EXISTENCE AND POWER. Parent and Purchaser are corporations duly organized, validly existing and in good standing under the laws of the State of Delaware and have all requisite powers and all material Permits required to own, lease and operate its properties and to conduct its business as currently conducted. Parent and Purchaser are duly qualified to do business as a foreign corporations and are in good standing in each jurisdiction where the character of the property owned or leased by Parent or Purchaser or the nature of their activities, makes such qualification necessary, except for those jurisdictions where the failure to be so qualified would not have a material adverse effect on the business, assets, financial condition or the results of operations of Parent or Purchaser.

     SECTION 4.4 FINDERS' FEES. There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of Parent or Purchaser who might be entitled to any fee or commission from Sellers, the Company or the Subsidiary upon consummation of the Acquisition and the Other Contemplated Transactions.

     SECTION 4.5 INVESTMENT. Purchaser is not acquiring the Purchased Shares with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act of 1933, as amended.

     SECTION 4.6 EQUITY FUNDING. Parent shall provide equity financing to Purchaser in an amount not less than $25,000,000 simultaneously with the Closing.

     SECTION 4.7 TAX RETURNS. Purchaser shall prepare or cause to be prepared and file or cause to be filed all Tax Returns for the Company and the Subsidiary for all periods ending on or prior to the Closing Date which are filed after the Closing Date.

     SECTION 4.8 DISCLAIMER OF OTHER REPRESENTATIONS AND WARRANTIES; DISCLOSURE; BRING-DOWN. (a) Neither Sellers, the Representative nor the Company make, and they have not made, any representations or warranties relating to the Company or the Subsidiary in connection with the Acquisition and the Other Contemplated Transactions other than those contained in Article II and Article III of this Agreement. It is also understood that any cost estimates, projections or other productions, any data, any financial information or any memoranda or presentations are not and shall not be deemed to be or to include representations or warranties of Sellers and the Company, except to the extent otherwise covered by the representations and warranties of Sellers and the Company in Article II and Article III of this Agreement. No person has been authorized by Sellers or the Company to make any representation or warranty relating to the Company, the Subsidiary or the Business in connection with the Acquisition and the Other Contemplated Transactions except as set forth in
Article II and Article III of this Agreement and, if made, such representation or warranty must not be relied upon as having been authorized by the Company, the Subsidiary or any Seller.

         (b) Notwithstanding anything to the contrary contained in this Agreement or in any of the Exhibits or Schedules hereto or to the Company Letter, any information disclosed in one Exhibit or Schedule hereto or to the Company Letter shall be deemed to be disclosed for any other representation or warranty to which the disclosure relates on its face.


                                    ARTICLE V
                        COVENANTS AND AGREEMENTS PRIOR TO
                            AND SUBSEQUENT TO CLOSING

     SECTION 5.1 CONDUCT OF BUSINESS. (a) From the date hereof through the Closing Date, the Company agrees, and the Company agrees to cause the
Subsidiary:

                  (i) To operate the Business according to the ordinary and usual course of the Business consistent with past practice, to preserve intact their present business organization and structure, to keep available the services of their present officers, sales representatives and full-time employees, to use commercially reasonable efforts to preserve and maintain their Assets and the goodwill of the Business and to use commercially reasonable efforts to preserve their relationships with customers, suppliers, independent contractors, employees and other Persons having material business dealings with them or material to the operation of the Business;

                  (ii) To maintain in the ordinary course of the Business, consistent with past practice and in accordance with Contracts to which either of them is a party, the Leased Property and all their material structures, equipment and other tangible property in their present repair, order and condition, subject to ordinary wear and tear;

                  (iii) To maintain the books and records relating to the Business in the usual and ordinary manner and in a manner that fairly and correctly reflects the income, expenses, Assets and Liabilities of the Company and the Subsidiary consistent with GAAP, and to record and effect sales in the usual and ordinary manner consistent with past practices;

                  (iv) Except for short term indebtedness, not to incur any Liability (other than Liabilities incurred in the ordinary course of the Business, consistent with past practice);

                  (v) Not to undertake (nor permit to be undertaken) any of the actions specified in Section 3.9;

                  (vi) Not to pay, discharge or satisfy any material Claim or Liability, other than the payment, discharge or satisfaction in the ordinary course of the Business of Claims or Liabilities incurred in the ordinary course of the Business, consistent with past practice;

                  (vii) Not to sell, transfer, convey, assign or otherwise dispose of any Assets, including Inventory, except in the ordinary course of the Business consistent with past practice, or create, incur or assume any Lien on any Assets of the Company or the Subsidiary;

                  (viii) Not to waive, release or cancel any material claims against third parties or debts owing to the Company or the Subsidiary or any material rights which have any value or make any Tax election or settle or compromise any federal, state, local or foreign income Tax liability, or waive or extend the statute of limitations in respect of any such Taxes;

                  (ix) Not to authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, convertible or exchangeable securities, commitments, subscriptions, rights to purchase or otherwise) any shares of the Company's or the Subsidiary's capital stock or any other securities, or amend any of the terms of any such securities;

                  (x) Not to amend their respective Certificates of Incorporation or by-laws;

                  (xi) Not to merge into or consolidate with any other entity or permit any other entity to merge into or consolidate with it, or liquidate or sell or dispose of any material assets other than in the ordinary course of business; and

                  (xii) Not to enter into, adopt or amend or terminate any Employee Benefit Plan.

         (b) From the date hereof through the Closing Date, the Company agrees and the Company agrees to cause the Subsidiary to consult with Parent and Purchaser prior to any renewal, amendment, extension or termination of, waiver of any material right under, or any failure to renew, any material Contract to which the Company or Subsidiary is a party and not to take any such action if Parent and Purchaser object thereto in writing; provided, however, that such objection shall not be unreasonably withheld.

         (c) From the date hereof through the Closing Date, the Company agrees and the Company agrees to cause the Subsidiary to continue to carry all Insurance Policies and shall not allow any termination, cancellation or material breach or default of such Insurance Policies to occur or exist.

     SECTION 5.2 CORPORATE EXAMINATIONS AND INVESTIGATIONS. Prior to the
Closing Date, Sellers and the Company agree that Parent and Purchaser shall be entitled, through their directors, officers, Affiliates, employees, attorneys, accountants, representatives, lenders, consultants and other agents (collectively, the "Agents") who are identified in Section 5.2 (the "Due Diligence Agents") of the Company Letter, which may be amended from time to time with the approval of the Company, which approval shall not be unreasonably withheld, to make such investigation of the Business and the Assets and operations of the Company and the Subsidiary, and such examination of the books, records and financial condition of the Company and the Subsidiary, as Parent and Purchaser shall deem necessary or appropriate. Any such investigation and examination shall be conducted at reasonable times, under reasonable circumstances and upon reasonable notice, and Sellers and the Company shall, and the Company shall cause the Subsidiary to, cooperate fully therein. In that connection, Sellers and the Company shall make available to the Due Diligence Agents during such period, without however causing any unreasonable interruption in the operations of the Business, all such information and copies of such documents and records concerning the affairs of the Company and the Subsidiary as the Due Diligence Agents may reasonably request, shall permit the Due Diligence Agents access to the Assets of the Company and the Subsidiary and all parts thereof and to the Company's and the Subsidiary's Agents, customers, suppliers and others, and shall cause the Company's and the Subsidiary's Agents to cooperate fully in connection with such review and examination; provided, however, that access to the Company's and the Subsidiary's Agents, customers, suppliers and others shall be coordinated by Asa R. Phillips, as Agent for Sellers and the Company, and Dennis W. Vollmershausen, as Agent for Parent and Purchaser, and provided, further, that the Subsidiary shall be entitled to have one of its employees attend any in person or telephonic meetings between such Agents, customers, suppliers or others, on the one hand, and the Due Diligence Agents, on the other hand. No investigation by Parent or Purchaser shall diminish or obviate any of the representations, warranties, covenants or agreements of Sellers or the Company contained in this Agreement.

     SECTION 5.3 ADDITIONAL FINANCIAL STATEMENTS. Prior to the Closing Date, as soon as available and in any event within fifteen (15) calendar days after the end of each month ending after the Latest Balance Sheet Date of the Interim Statements, the Company shall furnish to Parent and Purchaser an unaudited consolidated financial statement of the Company for such month in form and substance comparable to the Interim Statements.

     SECTION 5.4 CONSENTS, FILINGS AND AUTHORIZATIONS; EFFORTS TO
CONSUMMATE. (a) As promptly as practicable after the date hereof, Parent, Purchaser and the Company shall, and the Company shall cause the Subsidiary to, make all filings and submissions under such Laws as are applicable to them or to their respective Affiliates, as may be required for them to consummate the Acquisition and the Other Contemplated Transactions in accordance with the terms of this Agreement and shall furnish copies thereof to each other party prior to such filing and shall not make any such filing or submission to which the Company or Purchaser, as the case may be, reasonably objects in writing. All such filings shall comply in form and content in all material respects with applicable Law. Subject to the terms and conditions herein, each party hereto, without payment or further consideration, shall use its best efforts to take or cause to be taken all action and to do or cause to be done all things necessary, proper or advisable under applicable Laws, Permits and Orders, to consummate and make effective, as soon as reasonably practicable, the Acquisition and the Other Contemplated Transactions, including the obtaining of all Company Required Consents and Permits or consents of any third party, whether private or governmental, required in connection with such party's performance of such transactions and each party hereto shall cooperate with the other in all of the foregoing.

         (b) The Company, Sellers which have executed this Agreement as of the date hereof who in the aggregate hold a majority of the issued and outstanding shares of capital stock of the Company, and the Representative agree to use their collective best efforts to cause each Seller which has not executed this Agreement as of the date hereof to deliver a counterpart signature page to this Agreement to the Company, Parent and Purchaser within ten (10) business days hereof; provided, that if all such Sellers do not execute a counterpart signature page to this Agreement within such time, the Company and Sellers signatories hereto hereby agree, upon the request of Purchaser, to execute any documents required or necessary in order to effect the sale of the Purchased Shares pursuant to a merger whereby the Company would be merged with and into Purchaser and to obtain all consents necessary in connection with such merger; provided, further that the economic, financial and tax effects to Sellers, Parent and Purchaser upon such merger are as favorable to the economic, financial and tax effects to Sellers, Parent and Purchaser upon the sale of the Purchased Shares as contemplated hereby and, as a condition to Parent's and Purchaser's obligation to consummate the merger, there shall not have been asserted any appraisal or dissenter's rights by any stockholder of the Company. If the sale of the Purchased Shares is to be effected pursuant to a merger, the Company and Sellers shall use their best efforts to cause each holder of Purchased Shares not a signatory hereto to tender their Purchased Shares pursuant to the terms of this Agreement for the consideration set forth herein, together with a letter of transmittal in a form satisfactory to Purchaser setting forth, among other things, the representations and warranties contained in Article II.

     SECTION 5.5 NEGOTIATIONS WITH OTHERS. From and after the date hereof unless and until this Agreement shall have been terminated in accordance with its terms, Sellers and the Company hereby agree that (i) Sellers, the Company and their Agents shall immediately cease any existing discussions or negotiations with any parties conducted heretofore with respect to any sale of any of the Company, or any substantial portion of the Business or the Assets of the Company or the Subsidiary or the Company's or Subsidiary's capital stock, directly or by merger or consolidation, or the sale of Sellers' shares of the Company capital stock; and (ii) Sellers, the Company their Agents will not solicit, initiate, encourage, continue or enter into negotiations or discussions of any type, directly or indirectly, with, or furnish any information or data to, any Person relating to any such sale, including any Person with whom Sellers or the Company are currently negotiating, other than Purchaser, with respect to an offer for the sale of the Company, or any substantial portion of the Business, the Company's or the Subsidiary's Assets, or the Company's or Subsidiary's capital stock, directly or by merger or consolidation.

     SECTION 5.6 NOTICES OF CERTAIN EVENTS. Prior to the Closing Date,
Sellers, the Company, Parent and Purchaser shall promptly notify each other of:

         (a) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the Acquisition and the Other Contemplated Transactions;

         (b) any notice or other communication from any Governmental Body in connection with the Acquisition and the Other Contemplated Transactions; and

         (c) any event, condition or circumstance occurring from the date hereof through the Closing Date that would constitute a violation or breach of any representation or warranty, whether made as of the date hereof or as of the Closing Date, or that would constitute a violation or breach of any covenant of any party contained in this Agreement.

     SECTION 5.7 PUBLIC ANNOUNCEMENTS. Sellers, the Company, Parent and Purchaser will consult with each other before issuing any press release or otherwise making any public statement with respect to the Acquisition and the Other Contemplated Transactions, and will not issue any such press release or make any such public statement without the prior approval of the Representative or Purchaser, as the case may be, except as may be required by applicable Law in which event the other party shall have the right to review and comment upon (but not approve) any such press release or public statement prior to its issuance.

     SECTION 5.8 CONFIDENTIALITY. (a) Each of Parent and Purchaser shall hold in strict confidence, and shall use its best efforts to cause all the Due Diligence Agents to hold in strict confidence, unless compelled to disclose by judicial or administrative process, or by other requirements of Law, all Confidential Information (defined below) concerning Sellers, the Company and the Subsidiary which any of them has obtained from Sellers, the Company or the Subsidiary or their Agents prior to, on or after the date hereof, in connection with the Acquisition and the Other Contemplated Transactions, and Parent and Purchaser shall not use or disclose to others, or permit the use of or disclosure of, any such Confidential Information so obtained, and will not release or disclose such information to any other Person, except the Due Diligence Agents who need to know such information in connection with this Agreement (and who shall be advised of the provisions of this Section 5.8). The foregoing provisions shall not apply to any such information to the extent (i) known by Parent or Purchaser prior to the date such information was provided to Purchaser by or on behalf of Sellers, the Company or the Subsidiary in connection with the Acquisition and the Other Contemplated Transactions, (ii) made known to Parent or Purchaser from a third party, to the knowledge of Parent and Purchaser, not in breach of any confidentiality requirement, or (iii) made public through no fault of Parent, Purchaser or any of the Due Diligence Agents.

         (b) If this Agreement is terminated as provided herein and the Acquisition and the Other Contemplated Transactions are not consummated and if requested by Sellers, Purchaser shall return to the Representative all tangible evidence of such information regarding Sellers, the Company and the Subsidiary, or provide, at Purchaser's option, a certificate to the Representative stating that such information has been destroyed.

         (c) The term "Confidential Information" shall mean all written information provided to Purchaser or Parent by, for or on behalf of the Sellers, the Company or the Subsidiary or their Agents and will also include, without limitation, the Confidential Due Diligence Information, as well as all notes, compilations and analyses derived therefrom and all copies, summaries, notes and other written materials so provided.

         (d) In the event that Parent, Purchaser or any of the Due Diligence Agents are requested in any legal or governmental proceeding to disclosure any of the Confidential Information, Parent, Purchaser or such Representative, as the case may be, shall give the Company prompt written notice of such request so that the Company may seek an appropriate order or decree restricting such disclosure. If, in the absence of such an order or decree, Parent, Purchaser and/or any of the Due Diligence Agents are nonetheless compelled to disclose any Confidential Information, Purchaser, Parent or the Due Diligence Agent, as the case may be, may disclose such information in such proceeding without liability hereunder provided that Parent, Purchaser or such Due Diligence Agent gives the Company written notice of the Confidential Information to be disclosed as far in advance of its disclosure as is practicable and, upon the Company's request and at its expense, Parent, Purchaser or such Due Diligence Agent shall use its reasonable commercial efforts to assist the Company to obtain assurances that confidential treatment will be accorded to such information.

         (e) The Confidential Information will be kept confidential by Parent and Purchaser and will not be photocopied, distributed or disclosed to any person other than the Due Diligence Agents for the sole purpose of the Acquisition and the Other Contemplated Transactions. Notwithstanding the foregoing, Parent, Purchaser and the Due Diligence Agents shall be permitted to use the Confidential Information for the purpose of complying with the disclosure requirements of any state or federal securities laws or the National Association of Securities Dealers Automated Quotation System. No individual or entity may be added to Section 5.2 of the Company Letter after the date hereof without the prior written consent of the Company, which consent shall not be unreasonably withheld. Each such Due Diligence Agent shall be advised of this Agreement by Parent and Purchaser, shall agree to be bound by the terms of this Agreement and shall not disclose such information to any other individual or entity other than to another Due Diligence Agent or to Parent or Purchaser or as permitted by Section 5.8(a). Parent and Purchaser agree to be responsible for the breach of this Section 5.8 by the Due Diligence Agents.

         (f) For a period of two years from the date hereof, without the prior written consent of the Company, Parent and Purchaser will not, and will direct the Due Diligence Agents not to hire or solicit the employment of any employees of the Company listed in Section 5.8 of the Company Letter.

         (g) Parent and Purchaser understand and acknowledge the economic and competitive value and the confidential nature of the Confidential Information and each further agrees that the breach of this Section 5.8 by it or the Due Diligence Agents will result in irreparable harm to the Company and that remedies at law, alone, will be inadequate to remedy any breach of this Agreement and, therefore, each of Parent and Purchaser (i) consents to the issuance of injunctive or other equitable relief against it and/or the Due Diligence Agents to prevent or end any violation of this Agreement in such event and (ii) waives the requirement of the posting of any bond or other security by the Company in connection therewith.

         (h) The terms of this Section 5.8 are not to be construed to limit the scope of relevant information or otherwise preclude Parent from obtaining discovery relevant to the issues in the pending litigation between Lund Industries, Incorporated and the Subsidiary (case no. 98-1441 JMR/FLN) (the "Litigation"). Discovery in the Litigation, including any confidential information that is produced during discovery, shall be handled under the terms of the protective order that the court enters in the Litigation. The terms of this Agreement shall not apply to the confidential information produced by the parties during discovery in the Litigation, unless those terms are expressly recited in the protective order entered by the court.

         (i) In consideration for the Company's provision of the Confidential Information, Parent and Purchaser agree to reduce any assessed damages, and to toll prejudgment interest in connection with the Litigation as follows: (a) for sales of the accused product from June 2, 1998 (the date the Complaint in the Litigation was filed), to the date on which this Agreement is terminated in accordance with Article VII, any assessed damage shall be reduced at a rate of 100%; and (b) for the period of time from June 2, 1998 to the date on which this Agreement is terminated in accordance with the terms of Article VII, prejudgment interest shall be tolled. The Litigation is also subject to dismissal pursuant to Section 7.2(b).

         (j) The parties agree that the terms of this Agreement supersede the terms of the Confidentiality Agreement between Harvest Partners, Inc., Parent, the Company and the Subsidiary dated August 13, 1998, as amended, and that such Confidentiality Agreement is hereby terminated.

     SECTION 5.9 EXPENSES. Except as otherwise specifically provided in this Agreement, the parties hereto shall bear their respective expenses incurred in connection with the preparation, execution and performance of this Agreement and the Acquisition and the Other Contemplated Transactions, including all fees and expenses of their respective Agents.

     SECTION 5.10 SUPPLEMENTS TO DISCLOSURE SCHEDULES. It is understood and agreed that, from time to time prior to the Closing, Sellers and the Company may amend or supplement the Company Letter with respect to any matter that is required to be set forth or described therein or that is necessary to complete or correct any information in any representation or warranty of Sellers or the Company contained in this Agreement; provided, however, that the disclosure provided in any such amended, supplemented or revised Section of the Company Letter shall in no way affect or be deemed to limit Parent's or Purchaser's ability to terminate this Agreement and the Acquisition and the Other Contemplated Transactions prior to the Closing.

     SECTION 5.11 HSR ACT. Each party hereto shall have filed prior to the date hereof, with respect to the Acquisition and the Other Contemplated Transactions, and use good faith efforts to pursue a premerger notification form under the Hart-Scott-Rodino Antitrust

Improvements Act of 1976, as amended (the "HSR Act"). Purchaser shall bear the $45,000 fee payable to the U.S. federal government in connection with each such filing by Sellers and Purchaser.

     SECTION 5.12 FURTHER ASSURANCES. Sellers hereby agree, without further consideration, to execute and deliver, or to cause to be executed and delivered on their behalf, following the Closing such other instruments of transfer and take such other action as Purchaser may reasonably request in order to put Purchaser in possession of, and to vest in Purchaser, good, valid, and unencumbered title to the Purchased Shares in accordance with this Agreement and to consummate the Acquisition and the Other Contemplated Transactions. Purchaser hereby agrees, without further consideration, to take such other action following the Closing and execute and deliver such other documents as Sellers may reasonably request in order to consummate the Acquisition and the Other Contemplated Transactions in accordance with this Agreement.

     SECTION 5.13 TAX MATTERS. All sales Taxes (including any penalties and interest) incurred in connection with the transfer of the Purchased Shares or the consummation of the Acquisition and the Other Contemplated Transactions shall be borne and paid by Sellers when due, and Sellers will, at their own expense, file all necessary Tax Returns and other documentation with respect to all such Taxes and fees.


                                   ARTICLE VI
                              CONDITIONS TO CLOSING

     SECTION 6.1 CONDITIONS TO THE OBLIGATIONS OF SELLERS AND PURCHASER. The obligations of Sellers, the Company, Parent and Purchaser to consummate the Acquisition and the Other Contemplated Transactions are subject to the satisfaction of the following conditions on or prior to the Closing Date:

         (a) No Injunction. No provision of any applicable Law and no Order shall prohibit the consummation of the Acquisition and the Other Contemplated Transactions.

         (b) No Proceeding or Litigation. No Claim instituted by any Person shall have been commenced or pending against Sellers, the Company, the Subsidiary, Parent or Purchaser or any of their respective Affiliates, officers or directors which Claim seeks to restrain, prevent, change or delay in any material respect the Acquisition and the Other Contemplated Transactions or seeks to challenge any of the material terms or provisions of this Agreement or seeks material damages in connection with any of such transactions, except as would not have a Material Adverse Effect.

         (c) HSR Act. The waiting period under the HSR Act shall have expired or been terminated.

     SECTION 6.2 CONDITIONS TO THE OBLIGATIONS OF SELLER. All obligations of Sellers and the Company to consummate the Acquisition and the Other Contemplated Transactions are subject to the fulfillment (or waiver by the Representative) on or prior to the Closing Date of each of the following further conditions:

         (a) Performance. Each of Parent and Purchaser shall have performed and complied with all agreements, obligations and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

         (b) Representations and Warranties. The representations and warranties of Parent and Purchaser contained in this Agreement and in any certificate or other writing delivered by Parent and Purchaser pursuant hereto shall be true in all material respects at and as of the Closing Date as if made at and as of such time.

         (c) Purchase Price. The Purchase Price shall have been paid by Purchaser in accordance with Section 1.1 on the Closing Date.

         (d) Documentation. There shall have been delivered to the Representative the following:

         (i) A certificate, dated the Closing Date, of Parent and Purchaser confirming the matters set forth in Section 6.2(a) and (b) hereof.

         (ii) A certificate, dated the Closing Date, of each of the Secretary or Assistant Secretary of Parent and Purchaser certifying that attached to such certificate (A) is a true and correct copy of its Certificate of Incorporation and all amendments, if any, thereto as of the date thereof; (B) is a true and correct copy of its By-laws as of the date thereof; (C) is a true copy of all corporate actions taken by it, including resolutions of its board of directors authorizing the consummation of the Acquisition and the Other Contemplated Transactions and the execution, delivery and performance of this Agreement and each other Transaction Document to be delivered by Parent or Purchaser pursuant hereto; and (D) are the names and signatures of its duly elected or appointed officers who are authorized to execute and deliver this Agreement, the other Transaction Documents to which Parent or Purchaser is a party and any certificate, document or other instrument in connection herewith.

         (iii) A signed opinion of Parent and Purchaser's counsel, dated the Closing Date and addressed to Sellers, substantially in the form and to the effect of the opinion annexed as Exhibit B hereto.

     SECTION 6.3 CONDITIONS TO THE OBLIGATIONS OF PARENT AND PURCHASER. All obligations of Parent and Purchaser to consummate the Acquisition and the Other Contemplated Transactions hereunder are subject to the fulfillment (or waiver by Parent and Purchaser) on or prior to the Closing of each of the following further conditions:

         (a) Performance. Except for (i) material changes in general economic or industry conditions, (ii) matters directly resulting from the conduct of Parent or Purchaser in connection with this Agreement or (iii) through direct competition of Parent or Purchaser, Sellers and the Company shall have performed and complied with all agreements, obligations and covenants required by this Agreement to be performed or complied with by them on or prior to the Closing Date; provided, however, that this condition shall be deemed to have not been fulfilled if the failure to perform and comply with such agreements, obligations and covenants causes a Material Adverse Effect.

         (b) Representations and Warranties of Sellers. Except for such inaccuracies which would not have a Material Adverse Effect, the representations and warranties of Sellers contained in this Agreement and in any certificate or other writing delivered by Sellers or the Representative pursuant hereto shall be true at and as of the Closing Date as if made at and as of such time.

         (c) Representations and Warranties of the Company. Except for (i) material changes in general economic or industry conditions, (ii) matters directly resulting from the conduct of Parent or Purchaser in connection with this Agreement, or (iii) through direct competition of Parent or Purchaser, the representations and warranties of the Company contained in this Agreement and in any certificate or other writing delivered by the Company, the Subsidiary or the Representative pursuant hereto shall be true at and as of the Closing Date as if made at and as of such time, except for such inaccuracies that do not have a Material Adverse Effect; provided, however, that those representations and warranties which are qualified by references to "material", "Material Adverse Effect" or "to the knowledge of the Company" shall be deemed not to include such qualifications.

         (d) No Adverse Change. Except for (i) material changes in general economic or industry conditions, (ii) matters directly resulting from the conduct of Parent or Purchaser in connection with this Agreement, or (iii) through direct competition of Parent or Purchaser, during the period from the Latest Balance Sheet Date to the Closing Date, there shall not have been (x) any change in the Condition of the Business; (y) any damage, destruction, casualty, determination or other event to or affecting the Assets of the Company or the Subsidiary; or (z) any Claims or Liens filed or threatened against or affecting the Company, the Subsidiary or their Assets which in the case of (x), (y) and
(z) above would have a Material Adverse Effect.

         (e) Company Required Consents. All Company Required Consents shall have been obtained.

         (f) [Omitted.]

         (g) [Omitted.]

         (h) Termination of TJC Consulting Agreement. The TJC Consulting Agreement shall have been terminated and discharged, and the Company and the Subsidiary shall have been released from all obligations and liabilities under the TJC Consulting Agreement pursuant to the TJC Pay-Off Letter.

         (i) Repayment of Indebtedness. The indebtedness obligations and liabilities under the Credit Agreement, the 1994 Purchase Agreement and other Company Debt shall have been paid in full, and the Company and the Subsidiary shall have been released from all obligations and liabilities in accordance with the Senior Lender Pay-Off Letter and the JZ PayOff Letter.

         (j) Redemption of Preferred Stock. The Company shall have redeemed all outstanding shares of Preferred Stock and shall have paid all accrued dividends thereon pursuant to the Certificate of Incorporation of the Company, as amended, and in accordance with Section 1.2.

         (k) Documentation. There shall have been delivered to Parent and Purchaser the following:

                  (i) A certificate, dated the Closing Date, of the Representative and the Company confirming the matters set forth in Sections 6.3(a), (b) and (c);

                  (ii) A certificate, dated the Closing Date, of the Representative and the Company certifying that attached to such certificate (A) is a true and correct copy of the Certificate of Incorporation and by-laws (or comparable instruments) of Sellers and the Company, and all amendments, if any, thereto as of the date thereof; (B) are the names of the directors and officers of the Company; (C) is a true copy of all corporate actions taken by the board of directors and the shareholders of the Company (which actions shall have been taken prior to the date of entering into this Agreement) to authorize the Acquisition and the Other Contemplated Transactions (including the approval of the shareholders of the Company of the Sale Bonus); and (D) are the names and signatures of the duly elected or appointed officers of the Company who are authorized to execute and deliver this Agreement, the other Transaction Documents to which the Company is a party and any certificate, document or other instrument in connection herewith;

                  (iii) True, correct and complete copies of all the Company Required Consents and Permits;

                  (iv) An executed Escrow Agreement;

                  (v) An executed Nondisclosure and Nonsolicitation Agreement;

                  (vi) The resignation of all officers and directors of the Company and the Subsidiary, as may have been requested by Purchaser;

                  (vii) A Nonforeign Certificate executed by the Company and the Representative in accordance with Section 1445(b) of the Code, substantially in the form and to the effect of Exhibit D attached hereto;

                  (viii) A release, executed by the Representative and in favor of Parent and Purchaser, substantially in the form and to the effect of Exhibit E attached hereto;

                  (ix) Good standing certificates for the Company and the Subsidiary from the Secretary of State of the State of Delaware and each other jurisdiction in which the Company is qualified to do business as a foreign corporation;

                  (x) A signed opinion of Seller's counsel, dated the Closing Date, addressed to Parent and Purchaser, substantially in the form and to the effect of Exhibit F attached hereto;

                  (xi) the Senior Lender Pay-Off Letter;

                  (xii) the JZ Pay-Off Letter;

                  (xiii) the Preferred Stock Pay-Off Letters;

                  (xiv) the TJC Pay-Off Letter;

                  (xv) the BHC Pay-Off Letter;

                  (xvi) certificates evidencing all of the Purchased Shares, which certificates shall be duly endorsed in blank or accompanied by duly executed stock powers assigning them to Purchaser;

                  (xvii) releases from payees of the Sale Bonus and the Phillips 1994 Employment Agreement Termination Payment;

                  (xviii) releases of or amendments to the change in control provisions, as requested by Purchaser, of the Employment Agreements;

                  (xix) evidence of the release by Jordan/Zalaznick Capital Corporation of the security interest in the Purchased Shares owned by Marc Iacovelli;

                  (xx) evidence of the termination of the Stockholders Agreement, dated November 21, 1994, pertaining to the capital stock of the Company; and

                  (xxi) a Landlord Consent and Estoppel Certificate in substantially the form and to the effect of Exhibit G attached hereto.

         (l) Confidential Due Diligence Information. One (1) business day after the date hereof, there shall have been made available to Parent and Purchaser the information described in Section 6.3 of the Company Letter (the "Confidential Due Diligence Information").

                                   ARTICLE VII
                                   TERMINATION

     SECTION 7.1 TERMINATION. This Agreement may be terminated and the Acquisition and the Other Contemplated Transactions may be abandoned at any time prior to the Closing:

         (a) By mutual written consent of the parties hereto, and after January 15, 1999, by any party hereto, if the Closing has not occurred by that date and if failure to close is not the result of a breach of this Agreement or a willful failure to complete closing conditions by the parties hereto.

         (b) By the Representative, on behalf of each Seller and the Company, if
(i) there has been a misrepresentation or breach of warranty on the part of Parent or Purchaser in the representations and warranties contained herein and such misrepresentation or breach of warranty, if curable, is not cured within thirty (30) days after written notice thereof from the Representative, but in any event prior to January 15, 1999, (ii) either of Parent or Purchaser has committed a breach of any covenant imposed upon it hereunder and fails to cure such breach within thirty (30) days after written notice thereof from the Representative, but in any event prior to January 15, 1999, or (iii) any condition to Sellers' obligations hereunder becomes incapable of fulfillment through no fault of Sellers and is not waived by the Representative.

         (c) By Parent or Purchaser if (i) there has been a misrepresentation or breach of warranty on the part of Sellers or the Company in the representations and warranties contained herein and such misrepresentation or breach of warranty, if curable, is not cured within thirty (30) days after written notice thereof from Parent and Purchaser, but in any event prior to January 15, 1999,
(ii) any Seller or the Company has committed a breach of any covenant imposed upon it hereunder and fails to cure such breach within thirty (30) days after written notice thereof from Parent and Purchaser, but in any event prior to January 15, 1999, or (iii) any condition to Parent's and Purchaser's obligations hereunder becomes incapable of fulfillment through no fault of Parent or Purchaser and is not waived by Purchaser.

         (d) By Parent and Purchaser, on the one hand, or by Representative, on behalf of each Seller and the Company, on the other hand, if there shall be any Law that makes consummation of the Acquisition and the Other Contemplated Transactions illegal or otherwise prohibited, or if any Order enjoining Parent or Purchaser, on the one hand, or the Company and Sellers, on the other hand, from consummating the Acquisition and the Other Contemplated Transactions is entered and such Order shall have become final and nonappealable.

     SECTION 7.2 EFFECT OF TERMINATION; RIGHT TO PROCEED. (a) In the event of termination of this Agreement by either Sellers and the Company, on the one hand, or Parent and Purchaser, on the other hand, as provided in Section 7.1, this Agreement forthwith shall become null and void and there shall be no liability on the part of Sellers, the Company, Purchaser or Parent, except that upon termination of this Agreement pursuant to:

                  (i) Section 7.1(b), Parent and Purchaser, jointly and severally, shall (x) cause the withdrawal, with prejudice, of the Litigation and
(y) pay to the Representative $500,000 by wire transfer to an account designated by the Representative not later than three (3) business days after the date of such termination, and upon such withdrawal of the Litigation and payment of such amount, Parent and Purchaser shall have no further obligation to Sellers or the Company under this Agreement or otherwise, except with respect to the agreements contained in Sections 5.7, 5.8, 5.9 and 5.11; and

                  (ii) Section 7.1(c), the Company will remain liable to Parent and Purchaser for any misrepresentation or breach of warranty or nonfulfillment of or failure to perform any covenant or agreement of any Seller or the Company existing at the time of such termination, and in such event Parent and Purchaser may seek such remedies, including Losses against the Company with respect to any such breach as are provided in this Agreement or as are otherwise available at Law or in equity and, without limiting the generality of the foregoing, the Company shall reimburse Parent and Purchaser for all costs and expenses resulting from any such breach.

         (b) The agreements contained in Sections 5.7, 5.8, 5.9 and 5.11 shall survive the termination of this Agreement.


                                  ARTICLE VIII
                                 INDEMNIFICATION

     SECTION 8.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. (a)
Notwithstanding any right of Parent or Purchaser fully to investigate the affairs of the Company and any knowledge of facts determined or determinable by Parent or Purchaser pursuant to such investigation or right of investigation, each of Parent and Purchaser has the right to rely fully upon the representations, warranties, covenants and agreements of Sellers and the Company contained in this Agreement, or listed or disclosed on any Schedule attached hereto or in the Company Letter or in any instrument delivered in connection with or pursuant to any of the foregoing.

         (b) All representations, warranties, covenants and agreements shall survive the execution and delivery of this Agreement and the Closing hereunder for a period of two (2) years following the Closing Date; provided, however, notwithstanding such survival, Sellers shall not have any claim, direct or indirect, including for contribution, against the Company or the Subsidiary, pursuant to this Agreement or otherwise.

     SECTION 8.2 OBLIGATION OF SELLERS TO INDEMNIFY. Subject to the limitations set forth in Section 8.5, each Seller hereby agrees to indemnify, defend and hold harmless Parent and Purchaser (and their directors, officers, employees, Affiliates, successors, assigns and Agents) from and against all Claims, losses, liabilities, damages, deficiencies, judgments, settlements, costs of investigation or other expenses (including interest, penalties and reasonable attorneys' fees and disbursements and expenses incurred in enforcing this indemnification or in any litigation between the parties or with third parties) (collectively, the "Losses") suffered or incurred by Purchaser or any of the foregoing Persons arising out of (a) any breach of the representations, warranties, covenants and agreements of such Seller or the Company contained in this Agreement or in the Company Letter or any other Transaction Document, or (b) any Claim, including any Claim arising out of or relating to Environmental Laws, whether made before or after the date of this Agreement, or any litigation, proceeding or governmental investigation, including any Claim arising out of or relating to Environmental Laws, whether commenced before or after the date of this Agreement, arising out of the Business, or otherwise relating to Sellers, the Company or the Subsidiary, prior to the Closing, or otherwise arising out of any act or occurrence prior to, or any state or facts existing as of, the Closing.

     SECTION 8.3 OBLIGATION OF PARENT AND PURCHASER TO INDEMNIFY . Subject to the limitations set forth in Section 8.5, Parent and Purchaser hereby agree, jointly and severally, to indemnify, defend and hold harmless Sellers from and against any Losses suffered by Sellers by reason of any breach of the representations and warranties of Parent and Purchaser or of the covenants and agreements of Parent or Purchaser contained in this Agreement or in the Company Letter or any other Transaction Document.

     SECTION 8.4  NOTICE AND OPPORTUNITY TO DEFEND THIRD PARTY CLAIMS.
(a) Promptly after receipt by any party hereto (the "Indemnitee") of notice of any demand, claim, circumstance or Tax Audit which would or might give rise to a claim or the commencement (or threatened commencement) of any action, proceeding or investigation (an "Asserted Liability") that may result in a Loss, the Indemnitee shall give prompt notice thereof (the "Claims Notice") to the party or parties obligated to provide indemnification pursuant to Section 8.2 or 8.3 (the "Indemnifying Party"). The Claims Notice shall describe the Asserted Liability in reasonable detail and shall indicate the amount (estimated, if necessary, and to the extent feasible) of the Loss that has been or may be suffered by the Indemnitee.

         (b) The Indemnifying Party may elect to defend, at its own expense and with its own counsel satisfactory to Indemnitee, any Asserted Liability, unless
(i) the Asserted Liability seeks an Order, injunction or other equitable or declaratory relief against the Indemnitee, or (ii) the Indemnitee shall have reasonably concluded that (x) there is a conflict of interest between the Indemnitee and the Indemnifying Party in the conduct of such defense, or (y) the Indemnitee shall have one or more defenses not available to the Indemnifying Party; provided, however, that the Indemnifying Party shall not be permitted to make such election if the Indemnifying Party fails to provide Indemnitee with evidence reasonably acceptable to Indemnitee that the Indemnifying Party will have the financial resources to defend against the Asserted Liability and fulfill its indemnification obligations hereunder. If the Indemnifying Party elects to defend such Asserted Liability, it shall within thirty (30) calendar days (or sooner, if the nature of the Asserted Liability so requires) notify the Indemnitee of its intent to do so, and the Indemnitee shall cooperate, at the expense of the Indemnifying Party, in the defense of such Asserted Liability. If the Indemnifying Party assumes the defense against any Asserted Liability it will be conclusively established for purposes of this Agreement that such Asserted Liability is within the scope of, and subject to, indemnification. If the Indemnifying Party elects not to defend the Asserted Liability, is not permitted to defend the Asserted Liability by reason of the first sentence of this Section 8.4(b), fails to notify the Indemnitee of its election as herein provided or contests its obligation to indemnify under this Agreement with respect to such Asserted Liability, the Indemnitee may pay, compromise or defend such Asserted Liability at the sole cost and expense of the Indemnifying Party. Notwithstanding the foregoing, neither the Indemnifying Party nor the Indemnitee may settle or compromise any claim over the reasonable written objection of the other, provided, however, that the Indemnitee may settle or compromise any claim as to which the Indemnifying Party has failed to notify the Indemnitee of its election as herein provided or is contesting its indemnification obligations hereunder. In any event, the Indemnitee and the Indemnifying Party may participate, at their own expense, in the defense of such Asserted Liability. If the Indemnifying Party chooses to defend any Asserted Liability, the Indemnitee shall make available to the Indemnifying Party any books, records or other documents within its control that are necessary or appropriate for such defense. Any expenses of any Indemnitee for which indemnification is available hereunder shall be paid upon written demand therefor.

     SECTION 8.5 LIMITATION ON INDEMNIFICATION; PAYMENT OF INDEMNIFICATION AMOUNTS. (a) Sellers' liability for indemnifiable damages pursuant to this
Article VIII shall accrue but shall not be payable until the amount of Losses suffered or incurred by Parent and Purchaser (and their directors, officers, employees, Affiliates, successors, assigns and other Agents) exceeds in the aggregate $200,000 (the "Basket Amount"), and then Sellers shall be responsible for the payment only of amounts in excess of such Basket Amount as may be payable by Sellers pursuant to this Article VIII (subject to the limitation set forth in paragraph (b) below); provided, however, that all Losses arising as a result of an inaccuracy or breach of the representations and warranties contained in Sections 2.1 (Title to Shares) and 3.14 (Taxes) shall become immediately due and payable without giving effect to the Basket Amount (subject to the limitation set forth in paragraph (b) below) (except that any Losses arising as a result of an inaccuracy or breach of the representation and warranty contained in Section 3.14(g) shall not be payable until the amount of such Losses so incurred exceeds $100,000, at which time any and all such Losses shall become immediately due and payable without giving effect to such amount in accordance with this proviso).

         (b) Any amounts payable by Sellers under this Article VIII shall be payable only to the extent that Escrowed Funds are available, and when such funds are fully released, Sellers shall be released from all Claims arising in connection with the Acquisition and the Other Contemplated Transactions, except with respect to (i) the Noncompetition and Nonsolicitation Agreement referred to in Section 6.3(k)(v) and (ii) the Liabilities of each of Asa R. Phillips, Stan Scarborough and Richard A. Tucker under their respective Employment Agreements.

         (c) The parties hereto will act in good faith so that any amounts payable by an Indemnifying Party to an Indemnitee pursuant to this Article VIII shall be treated, for Tax purposes, as an adjustment to the Purchase Price, unless a Final Determination with respect to an Indemnitee or any of its Affiliates causes any such payment not to be treated as an adjustment to Purchase Price for United States federal income tax purposes. If such payment cannot be treated as an adjustment to the Purchase Price for Tax purposes, then such indemnification payment shall be increased to take account of any net Tax cost incurred by the Indemnitee as a result of the receipt or accrual of such payments.

         (d) Parent and Purchaser will not be entitled to indemnification:

                  (i) with respect to punitive damages, except where such damages are incurred by or awarded to a third party making a claim against such an indemnitee;

                  (ii) with respect to any claim by or liability to any employee employed by the Company or the Subsidiary arising as the result of the termination of such employee's employment with the Company or the Subsidiary subsequent to the Closing Date or any action by Purchaser subsequent to the Closing Date (except with respect to any misrepresentation or breach of a warranty or covenant by the Company);

                  (iii) to the extent of any reserves, accruals or amounts recorded as of the Closing Date with respect to any obligation, liability or matter for which reserves or accruals are reflected in the Interim Statements; and

                  (iv) with respect to any obligation, liability or matter, including environmental remediation and clean-up, arising under Laws that arise or are promulgated or announced after the Closing Date.

         (e) Any amounts payable under this Article VIII shall be calculated after giving effect to any net proceeds actually received from insurance policies covering the damage, loss, liability or expense that is the subject to the claim for indemnity.


                                   ARTICLE IX
                                  MISCELLANEOUS

     SECTION 9.1 NOTICES. (a) Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally by hand or by recognized overnight courier, telecopied or mailed (by registered or certified mail, postage prepaid) as follows:

                  (i) If to Parent or Purchaser, one copy to:

                      Lund International Holdings, Inc.
                      911 Lund Boulevard
                      Anoka, Minnesota 55303
                      Telecopier:  (612) 576-4297
                      Attention:  President & Chief Executive Officer

                      with a simultaneous copy to:

                      Lund International Holdings, Inc.
                      c/o Harvest Partners, Inc.
                      280 Park Avenue, 33rd Floor
                      New York, New York 10017

                       Telecopier:  (212) 593-0734
                       Attention:  Ira D. Kleinman

                       with a simultaneous copy to:

                       Thelen Reid & Priest LLP
                       40 West 57th Street
                       New York, New York 10019
                       Telecopier:  (212) 603-2001
                       Attention:  Leonard Gubar, Esq.

                  (ii) If to Sellers or the Company, one copy to:

                       TJC Management Corporation,
                       as Representative
                       c/o The Jordan Company
                       767 Fifth Avenue
                       48th Floor
                       New York, New York 10019
                       Telecopier: (212) 572-0817
                       Attention: Jonathan F. Boucher

                       with a simultaneous copy to:

                       Bryan Cave LLP
                       3500 One Kansas City Place
                       1200 Main Street
                       Kansas City, Missouri 64105
                       Telecopier:  (816) 374-3300
                       Attention:  G. Robert Fisher, Esq.

         (b) Each such notice or other communication shall be effective (i) if given by telecopier, when such telecopy is transmitted to the telecopier number specified in Section 9.1(a) (with confirmation of transmission), or (ii) if given by any other means, when received at the address specified in Section 9.1(a). Any party by notice given in accordance with this Section 8.1 to the other party may designate another address (or telecopier number) or Person for receipt of notices hereunder. Notices by a party may be given by counsel to such party.

     SECTION 9.2 ENTIRE AGREEMENT. This Agreement (including the Exhibits and Schedules hereto and to the Company Letter) and the collateral agreements executed in connection with the consummation of the Acquisition and the Other Contemplated Transactions contain the entire agreement between the parties with respect to the subject matter hereof and related transactions and supersede all prior agreements, written or oral, with respect thereto.

     SECTION 9.3 WAIVERS AND AMENDMENTS; NON-CONTRACTUAL REMEDIES;
PRESERVATION OF REMEDIES. This Agreement may be amended, superseded, canceled, renewed or extended only by a written instrument signed by the parties hereto. The provisions hereof may be waived in writing by the parties hereto. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege. Except as otherwise provided herein, the rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity.

     SECTION 9.4 GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such State, without regard to the conflict of laws rules thereof.

     SECTION 9.5 CONSENT TO JURISDICTION AND SERVICE OF PROCESS; WAIVER OF
JURY TRIAL. IN THE EVENT ANY PARTY TO THIS AGREEMENT COMMENCES ANY LITIGATION, PROCEEDING OR OTHER LEGAL ACTION IN CONNECTION WITH OR RELATING TO THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT OR ANY MATTERS DESCRIBED OR CONTEMPLATED HEREIN OR THEREIN, THE PARTIES TO THIS AGREEMENT HEREBY (A) AGREE UNDER ALL CIRCUMSTANCES ABSOLUTELY AND IRREVOCABLY TO INSTITUTE ANY LITIGATION, PROCEEDING OR OTHER LEGAL ACTION IN A COURT OF COMPETENT JURISDICTION LOCATED WITHIN THE STATE OF NEW YORK AND THE COUNTY OF NEW YORK, WHETHER A STATE OR FEDERAL COURT; (B) AGREE THAT IN THE EVENT OF ANY SUCH LITIGATION, PROCEEDING OR ACTION, SUCH PARTIES WILL CONSENT AND SUBMIT TO PERSONAL JURISDICTION IN ANY SUCH COURT DESCRIBED IN CLAUSE (A) OF THIS SECTION AND TO SERVICE OF PROCESS UPON THEM IN ACCORDANCE WITH THE RULES AND STATUTES GOVERNING SERVICE OF PROCESS (IT BEING UNDERSTOOD THAT NOTHING IN THIS SECTION SHALL BE DEEMED TO PREVENT ANY PARTY FROM SEEKING TO REMOVE ANY ACTION TO A FEDERAL COURT IN NEW YORK); (C) AGREE TO WAIVE TO THE FULL EXTENT PERMITTED BY LAW ANY OBJECTION THAT THEY MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH LITIGATION, PROCEEDING OR ACTION IN ANY SUCH COURT OR THAT ANY SUCH LITIGATION, PROCEEDING OR ACTION WAS BROUGHT IN AN INCONVENIENT FORUM; (D) DESIGNATE, APPOINT AND DIRECT CORPORATION SERVICE COMPANY AS ITS AUTHORIZED AGENT TO RECEIVE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS AND DOCUMENTS IN ANY LEGAL PROCEEDING IN THE STATE OF NEW YORK; (E) AGREE TO NOTIFY THE OTHER PARTIES TO THIS AGREEMENT IMMEDIATELY IF SUCH AGENT SHALL REFUSE TO ACT, OR BE PREVENTED FROM ACTING, AS AGENT AND, IN SUCH EVENT, PROMPTLY TO DESIGNATE ANOTHER AGENT IN THE STATE OF NEW YORK, SATISFACTORY TO SELLERS AND PURCHASER, TO SERVE IN PLACE OF SUCH AGENT AND DELIVER TO THE OTHER PARTY WRITTEN EVIDENCE OF SUCH SUBSTITUTE AGENT'S

ACCEPTANCE OF SUCH DESIGNATION; (F) AGREE, AS AN ALTERNATIVE METHOD OF SERVICE OF PROCESS IN ANY LEGAL PROCEEDING, TO MAILING OF COPIES OF SERVICE OF PROCESS TO SUCH PARTY AT ITS ADDRESS SET FORTH IN SECTION 9.1 FOR COMMUNICATIONS TO SUCH PARTY; (G) AGREE THAT ANY SERVICE MADE AS PROVIDED HEREIN SHALL BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND (H) AGREE THAT NOTHING HEREIN SHALL AFFECT THE RIGHTS OF ANY PARTY TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW. EACH PARTY HERETO WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY DISPUTE IN CONNECTION WITH OR RELATING TO THIS AGREEMENT, ANY TRANSACTION DOCUMENT OR ANY MATTERS DESCRIBED OR CONTEMPLATED HEREIN OR THEREIN, AND AGREE TO TAKE ANY AND ALL ACTION NECESSARY OR APPROPRIATE TO EFFECT SUCH WAIVER.

     SECTION 9.6 BINDING EFFECT; NO ASSIGNMENT. This Agreement and all of its provisions, rights and obligations shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, heirs and legal representatives. This Agreement may not be assigned (including by operation of Law) by a party without the express written consent of Parent and Purchaser (in the case of assignment by Sellers or the Company) or the Representative (in the case of assignment by Parent or Purchaser) and any purported assignment, unless so consented to, shall be void and without effect. Nothing herein express or implied is intended or shall be construed to confer upon or to give anyone other than the parties hereto and their respective heirs, legal representatives and successors any rights or benefits under or by reason of this Agreement and no other party shall have any right to enforce any of the provisions of this Agreement.

     SECTION 9.7 EXHIBITS. All Exhibits, Schedules attached hereto and the Company Letter are hereby incorporated by reference into, and made a part of, this Agreement.

     SECTION 9.8 SEVERABILITY. If any provision of this Agreement for any reason shall be held to be illegal, invalid or unenforceable, such illegality shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such illegal, invalid or unenforceable provision had never been included herein.

     SECTION 9.9 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

                                    ARTICLE X
                                   DEFINITIONS

     SECTION 10.1 DEFINITIONS. (a) The following terms, as used herein, have the following meanings:

     "Adjusted EBITDA" is defined, without duplication, as net income of the Company and the Subsidiary, on a consolidated basis, before income taxes, interest expense, The Jordan Company LLC and/or affiliates management fees, depreciation and amortization, financing fees, gain or loss on revalued assets, market development costs, general corporate overhead charges (which charges do not reflect actual operating costs of the Company or Subsidiary), and management bonus expenses in excess of 4% of adjusted operating income (as defined in the executive employment agreements). Market development costs are defined as discreet discounts and allowances or payments made to new or existing customers for the purpose of obtaining new business or expanding existing business.

     "Affiliate" of any Person means any other Person directly or indirectly through one or more intermediary Persons, controlling, controlled by or under common control with such Person.

     "Agreement" or "this Agreement" means, and the words "herein", "hereof" and "hereunder" and words of similar import refer to, this agreement as it from time to time may be amended.

     "Assets" means properties, rights, interests and assets of every kind, real, personal or mixed, tangible and intangible, used or usable in the Business.

     The term "audit" or "audited" when used in regard to financial statements means an examination of the financial statements by a firm of independent certified public accountants in accordance with generally accepted auditing standards for the purpose of expressing an opinion thereon.

     "Certificate of Incorporation" means, in the case of any corporation, the certificate of incorporation, articles of incorporation or charter of a corporation, howsoever denominated under the laws of the jurisdiction of its incorporation.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Company Debt" means (i) money borrowed by the Company or the Subsidiary from any Person; (ii) any indebtedness of the Company or the Subsidiary arising under leases required to be capitalized under GAAP or evidenced by a note, bond, debenture or similar instrument; (iii) any indebtedness of the Company or the Subsidiary arising under purchase money obligations or representing the deferred purchase price of property and services (other than current trade payables incurred in the ordinary course of the Business); and (iv) any Liability of the Company or the Subsidiary under any guaranty, letter of credit, performance credit or other agreement having the effect of assuring a creditor against loss.

     "Company Letter" means that certain letter, dated as of the date hereof, of the Company delivered to Parent and Purchaser.

     "Contract" means any contract, agreement, indenture, note, bond, lease, conditional sale contract, mortgage, license, franchise, instrument, commitment or other binding arrangement, whether written or oral.

     The term "control", with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, by or through stock ownership, agency or otherwise, or pursuant to or in connection with an agreement, arrangement or understanding (written or oral) with one or more other Persons by or through stock ownership, agency or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Credit Agreement" means the Revolving Credit and Term Loan Agreement, dated November 21, 1994, as amended through the date hereof, among the Company, the Subsidiary and BankBoston, N.A., formerly known as The First National Bank of Boston, as agent for itself and other lending institutions.

     "Employment Agreements" means the Employment and Noncompetition Agreements by and between the Subsidiary and each of Asa R. Phillips, Stan Scarborough, Richard A. Tucker and Todd A. Guthrie, each dated as of July 1, 1998.

     "Environmental Laws" means any and all Laws (including common law), Orders, Permits, agreements or any other requirement or restriction promulgated, imposed, enacted or issued by any federal, state, local and/or foreign Governmental Bodies relating to human health or the environment, including the emission, discharge or Release of pollutants, contaminants, Hazardous Substances or wastes into the environment (which includes ambient air, surface water, ground water, or land), and the remediation thereof, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, Hazardous Substances or wastes or the clean-up or other remediation thereof, including the Clean Air Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Emergency Planning and Community Right To Know Act, the Federal Water Pollution Control Act, the Oil Pollution Act of 1990, the Pollution Prevention Act of 1990, the Resource Conservation and Recovery Act, the Safe Drinking Water Act, the Endangered Species Act, the Toxic Substances Control Act, each as amended, any state or local counterparts thereof and any state or local laws of a similar nature for the protection of human health and welfare.

     "Environmental Permits" with respect to the Company or the Subsidiary means those Permits, authorizations, approvals and permission required to be obtained by the Company or the Subsidiary under Environmental Laws in connection with the Business or the use and operation of the Assets owned or leased by them.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Final Determination" means (i) with respect to United States federal income Taxes, a "determination" as defined in Section 1313(a) of the Code or execution of an Internal Revenue Service Form 870AD; (ii) with respect to Taxes other than United States federal income Taxes and any final determination of liability in respect of a Tax provided for under applicable Law, and shall include the payment of Tax by Purchaser or the Company, whichever is responsible for payment of such Tax under applicable law, with respect to any item disallowed by a Tax Authority, provided that the other party is notified that Purchaser or the Company, whichever is responsible, determines that no action should be taken to recoup such disallowed item, and such other party agrees with such determination; and (iii) any final determination of liability in respect of a Loss provided for under applicable law.

     "GAAP" means generally accepted accounting principles in effect on the date hereof as set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States.

     "Hazardous Substances" means any dangerous, toxic, reactive, corrosive, ignitable, radioactive, caustic or otherwise hazardous material, pollutant, contaminant, chemical, waste or substance defined, listed or described as any of such in or governed by any Environmental Law, including urea-formaldehyde, solvents, acids, bases, heavy metals, polychlorinated biphenyls, asbestos or asbestos-containing materials, radon, explosives, known carcinogens, petroleum and its derivatives or petroleum products.

     "Inventory" means, as of any date, collectively, all inventories of merchandise and other products owned by the Company or the Subsidiary and held for resale or for distribution, together with packaging and samples thereof owned by the Company or the Subsidiary as of such date.

     "IRS" means the Internal Revenue Service.

     "JZ" means JZ Equity Partners PLC, a public investment trust incorporated in England, formerly known as MCIT PLC and Mezzanine Capital & Income Trust 2001 PLC.

     "JZ Purchase Agreement" means the Purchase Agreement, dated as of November 21, 1994, as amended through the date hereof, between the Company and JZ.

     "Knowledge of the Company" shall mean actual knowledge, after diligent inquiry and after performance of the duties reasonably within the scope of each such person's responsibility in the position held, of Asa R. Phillips, Stan Scarborough, Richard A. Tucker and Todd A. Guthrie.

     "Liability" means any direct or indirect indebtedness, liability, assessment, claim, loss, damage, deficiency, obligation or responsibility, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, actual or potential, contingent or otherwise (including any liability under any guaranties, letters of credit, performance credits or with respect to insurance loss accruals).

     "Lien" means, with respect to any Asset, any mortgage, lien (including mechanics, warehousemen, laborers and landlords liens), claim, pledge, charge, security interest, preemptive right, right of first refusal, option, judgment, title defect or encumbrance of any kind in respect of or affecting such Asset.

     "Material Adverse Effect" shall mean an effect on the Condition of the Business which is or would be materially adverse; provided, however, that with respect to the matters and conditions set forth in Sections 6.1, 6.2, 6.3 and
Article VII, if all such effects, conditions or matters in the aggregate would have (i) an adverse effect of more than $1,000,000 on Adjusted EBITDA, on a consolidated basis, during any 12 month period, or (ii) an adverse effect of more than $3,200,000 on the tangible net worth of the Company, on a consolidated basis, it nonexclusively shall be deemed to constitute a Material Adverse Effect.

     "Ownership Percentage" means shall mean the percentage set forth opposite each Seller's name on Schedule A.
     "Pay-Off Letters" means the Senior Lender Pay-Off Letter, the JZ
Pay-Off Letter, the Preferred Stock Pay-Off Letters, and the TJC Pay-Off Letter and the BHC Pay-Off Letter.

     "Person" means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity, including a government or political subdivision or an agency or instrumentality thereof.

     "Phillips 1994 Employment Agreement Termination Payment" means the $550,000 payment by the Subsidiary to Asa R. Phillips in connection with his Employment and Noncompetition Agreement with the Subsidiary, dated as of November 20, 1994.

     "Preferred Stock" means the Nonvoting Preferred Stock and the Special Voting Preferred Stock.

     "Receivables" means as of any date any trade accounts receivable of the Company or the Subsidiary arising in the ordinary course of the Business.

     "Regulatory Actions" means any claim, demand, action, suit or proceeding brought or instigated by any Governmental Body in connection with any Environmental Law, including civil, criminal and/or administrative proceedings, whether or not seeking costs, damages, penalties, expenses or injunctive relief.

     "Release" means the intentional or unintentional, spilling, leaking, disposing, discharging or disturbance of, or emitting, depositing, injecting, leaching, escaping or any other release or threatened release, however defined, of any Hazardous Substance.

     "Representative" is defined in the Representative Agreement.

     "Representative Agreement" means the Representative Agreement, dated as of the date hereof, by and among the parties hereto and TJC Management Corporation.

     "Sale Bonus" means the maximum amount of the special bonus (before any deduction or other provision deferring payment of the Sale Bonus until release of the Escrowed Funds), contingent upon consummation of this Agreement and the Acquisition and the Other Contemplated Transactions, payable to Asa R. Phillips, Stan Scarborough, Richard A. Tucker and Todd A. Guthrie referenced in Section
10.1 of the Company Letter.

     "Tax" (including, with correlative meaning, the terms "Taxes" and "Taxable") means (i) any net income, gross income, gross receipts, sales, use, ad valorem, transfer, transfer gains, franchise, profits, license, withholding, payroll, employment, social security (or similar), unemployment, disability, excise, severance, stamp, rent, recording, registration, occupation, premium, real or personal property, intangibles, environmental (including taxes under Code ss. 59A) or windfall profits tax, alternative or add-on minimum tax, capital stock, customs duty or other tax, fee, duty, levy, impost, assessment or charge of any kind whatsoever (including taxes assessed to real property and water and sewer rents relating thereto), together with any interest and any fine, penalty, addition to tax or additional amount or deductions imposed by any Governmental Body (domestic or foreign) (a "Tax Authority") responsible for the imposition of any such tax, whether disputed or not, including any liability arising under any tax sharing agreement, with respect to the Company or the Subsidiary, the Business or the Assets (or the transfer thereof); (ii) any liability for the payment of any amount of the type described in the immediately preceding clause (i) as a result of the Company or the Subsidiary being a member of an affiliated or combined group with, or as a successor to or transferee from, any other corporation at any time on or prior to the Closing Date; and
(iii) any liability of the Company or the Subsidiary for the payment of any amounts of the type described in the immediately preceding clause (i) as a result of a contractual obligation to indemnify any other person.

     "Tax Return" means any return or report (including elections, declarations, disclosures, schedules, attachments, estimates and information returns) relating to Taxes required to be supplied to any Tax Authority, and including any amendment thereof.

     "TJC Consulting Agreement" means the Management Consulting Agreement, dated as of November 21, 1994, between TJC Management Corporation and the Company, as amended.

     "Transaction Documents" means, collectively, this Agreement and each of the other agreements, instruments, certificates and other documents to be executed and delivered by all or some of the parties hereto (including the Representative) in connection with the consummation of the Acquisition and the Other Contemplated Transactions.

     The term "voting power" when used with reference to the capital stock of, or units of equity interests in, any person means the power under ordinary circumstances (and not merely upon the happening of a contingency) to vote in the election of directors of such person (if such person is a corporation) or to participate in the management and control of such person (if such person is not a corporation).

         (b) The following additional terms are defined in the following sections of this Agreement:

         TERM                                             SECTION

         Acquisition                                      Recital 2
         Agents                                           5.2
         Annual Statements                                3.5
         Asserted Liability                               8.4(a)
         Audited Balance Sheet                            1.3(c)(i)
         Basket Amount                                    8.5(a)
         BHC Pay-Off Letter                               1.1(b)(vi)
         Business                                         Recital 1
         Cash Decrease Amount                             1.3(a)
         Cash Increase Amount                             1.3(a)
         Claims                                           3.13
         Claims Notice                                    8.4(a)
         Class A Common Stock                             3.1(b)
         Class B Common Stock                             3.1(b)
         Closing                                          1.4
         Closing Date                                     1.4
         Common Stock                                     3.1(b)
         Company                                          Preamble
         Company Required Consents                        3.3
         Condition of the Business                        3.9(a)
         Confidential Due Diligence Information           6.3(l)
         Confidential Information                         5.8(c)
         Controlled Group                                 3.15(c)
         Due Diligence Agents                             5.2
         Employee Benefit Plan                            3.15(a)
         Escrow                                           1.1(a)(i)
         Escrow Agreement                                 1.1(a)(i)
         Escrowed Funds                                   1.1(a)(i)
         Governmental Bodies                              3.18
         HSR Act                                          5.11
         Indemnifying Party                               8.4(a)
         Indemnitee                                       8.4(a)
         Insurance Policies                               3.17
         Intellectual Property Rights                     3.12
         Interim Statements                               3.5
         JZ Pay-Off Letter                                1.1(b)(ii)
         Latest Balance Sheet Date                        3.6
         Laws                                             3.18

         Leased Property                                  3.10(b)
         Litigation                                       5.8
         Losses                                           8.2
         Major Customers                                  3.21
         Major Suppliers                                  3.21
         Net Purchase Price                               1.1(a)(ii)
         Nonvoting Preferred Stock                        3.1(b)
         Objection Notice                                 1.3(c)(ii)
         Orders                                           3.18
         Other Contemplated Transactions                  Recital 3
         Parent                                           Preamble
         PBGC                                             3.15(c)(vi)
         Permits                                          3.19
         Preferred Stock Pay-Off Letters                  1.1(a)(iv)
         Purchase Price                                   1.1(a)
         Purchased Shares                                 1.1(a)
         Purchaser                                        Preamble
         Resolving Accounting Firm                        1.3(c)(iii)
         Sellers                                          Preamble
         Senior Lender Pay-Off Letter                     1.1(b)(i)
         Special Voting Preferred Stock                   3.1(b)
         Subsidiary                                       Recital 1
         Tax Audit                                        3.14(a)(ix)
         Tax Deficiency                                   3.14(a)(iv)
         TJC Pay-Off Letter                               1.1(b)(v)
         Working Capital                                  1.3(a)
         Working Capital Decrease Amount                  1.3(a)
         Working Capital Increase Amount                  1.3(a)
         Year 2000 Problem                                3.25

     SECTION 10.2 INTERPRETATION. Unless the context otherwise requires, the terms defined in Section 10.1 shall have the meanings herein specified for all purposes of this Agreement, applicable to both the singular and plural forms of any of the terms defined herein. All accounting terms defined in Section 10.1, and those accounting terms used in this Agreement not defined in Section 10.1, except as otherwise expressly provided herein, shall have the meanings customarily given thereto in accordance with GAAP. When a reference is made in this Agreement to Sections or Exhibits, such references shall be to a Section of or Exhibit to this Agreement, unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

                                VENTSHADE HOLDINGS, INC.




                                By:       /s/ Jonathan F. Boucher
                                     ----------------------------------
                                     Name: Jonathan F. Boucher
                                     Title:            President

                                LUND INTERNATIONAL HOLDINGS, INC.




                                By:      /s/ Ira D. Kleinman
                                     ----------------------------------
                                     Name: Ira D. Kleinman
                                     Title:       Chairman of the Board

                                NEW HOLDINGS, INC.




                                By:      /s/ Ira D. Kleinman
                                     ----------------------------------
                                     Name: Ira D. Kleinman
                                     Title:       Chairman of the Board





                   [Signatures of Sellers on following pages.]

                                         /s/ Jonathan F. Boucher
                                     ----------------------------------
                                     JONATHAN F. BOUCHER




                                         /s/ John M. Camp III
                                     ----------------------------------
                                     JOHN M. CAMP III




                                         /s/ A. Richard Caputo
                                     ----------------------------------
                                     A. RICHARD CAPUTO




                                         /s/ Marc Iacovelli
                                     ----------------------------------
                                     MARC IACOVELLI

                                     JAMES E. JORDAN JR.
                                     PROFIT SHARING PLAN & TRUST




                                     By:     /s/ James E. Jordan Jr.
                                          -----------------------------
                                          Name:  James E. Jordan Jr.
                                          Title:

                                     JOHN M. CAMP III
                                     PROFIT SHARING PLAN & TRUST




                                     By:     /s/ John M. Camp III
                                          -----------------------------
                                          Name:  John M. Camp III
                                          Title: Trustee

                                     THE JORDAN TRUST




                                     By:    /s/ John W. Jordan II
                                          ------------------------------
                                          Name:  John W. Jordan II
                                          Title: Trustee

                                     JZ EQUITY PARTNERS PLC




                                     By:    /s/ James E. Jordan Jr.
                                          -----------------------------
                                          Name:  James E. Jordan Jr.
                                          Title: Partner

                                     LEUCADIA INVESTORS, INC.




                                     By:    /s/ Joseph A. Orlando
                                          -----------------------------
                                          Name:  Joseph A. Orlando
                                          Title: Vice President




                                            /s/ John R. Lowden
                                     ----------------------------------
                                     JOHN R. LOWDEN




                                            /s/ Adam E. Max
                                     ----------------------------------
                                     ADAM E. MAX




                                            /s/ Asa R. Phillips
                                     ------------------------------------
                                     ASA R. PHILLIPS

                                            /s/ Paul Rodzevik
                                     ------------------------------------
                                     PAUL RODZEVIK




                                            /s/ Stan Scarborough
                                     ------------------------------------
                                     STAN SCARBOROUGH




                                            /s/ Richard A. Tucker
                                     ------------------------------------
                                     RICHARD A. TUCKER




                                            /s/ David W. Zalaznick
                                     ------------------------------------
                                     DAVID W. ZALAZNICK

                                                                     Section 4.2


                          PARENT AND PURCHASER CONSENTS


         Reference is made to the Credit Agreement, dated as of February 27, 1998 (the "Lund/Heller Credit Agreement"), by and among Parent, certain of its affiliates, the lenders named therein and Heller Financial, Inc., as agent and as lender. In order to consummate the Acquisition and the Other Contemplated Transactions, Parent is required to obtain the consent of the lenders named in the Lund/Heller Credit Agreement and, as of the date hereof, such consent has not been obtained.